UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Alaska Air Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

P.O. Box 68947

Seattle, Washington 98168

To our Stockholders:

The Annual Meeting of Stockholders of Alaska Air Group, Inc. (the “Annual Meeting”) will be held at the Museum of Flight in Seattle, Washington at 2 p.m. on Tuesday, May 17, 2011, for the following purposes:

1.	To elect to the Board of Directors the ten nominees named in this proxy statement, each for a one-year term;

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accountants (the “independent accounts”) for fiscal year 2011;

3.	To seek an advisory vote in regard to the compensation of the Company’s named executive officers;

4.	To seek an advisory vote in regard to the frequency of future advisory votes on named executive officer compensation;

5.	To seek an advisory vote on stockholders’ right to act by written consent;

6.	To approve an amendment of the Company’s 2008 Performance Incentive Plan; and

7.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Stockholders owning Company common stock at the close of business on March 18, 2011 are entitled to receive this notice and to vote at the meeting. All stockholders are requested to be present in person or by proxy. Whether or not you attend the meeting in person, we encourage you to vote by internet or telephone or complete, sign and return your proxy prior to the meeting.

Every shareholder vote is important. To ensure your vote is counted at the Annual Meeting, please vote as promptly as possible.

By Order of the Board of Directors,

Keith Loveless

Corporate Secretary and General Counsel

April 4, 2011

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 17, 2011.

Stockholders may access, view and download the 2011 proxy statement and 2010 Annual Report over the internet at www.edocumentview.com/alk

ALASKA AIR GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

ANNUAL MEETING INFORMATION

The Board of Directors of Alaska Air Group, Inc. (“AAG” or the “Company”) is soliciting proxies for the 2011 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set March 18, 2011 as the record date for the meeting. Stockholders who owned Company common stock on that date are entitled to vote at the meeting, with each share entitled to one vote. There were 36,031,033 shares of Company common stock outstanding on the record date.

Annual Meeting materials, which include this proxy statement, a proxy card or voting instruction form, and our 2010 Annual Report, were delivered to our stockholders on or about April 4, 2011. Certain stockholders were mailed a Notice of Internet Availability of Proxy Materials on the same date. The Company’s Form 10-K for the year ended December 31, 2010 is included in the 2010 Annual Report. It was filed with the Securities and Exchange Commission (“SEC”) on February 23, 2011.

Internet Availability of Annual Meeting Materials

Under SEC rules, Alaska Air Group has elected to make our proxy materials available over the internet rather than mail hard copies to stockholders of record and to a segment of employee participants in the Company’s 401(k) Plans. On or about April 4, 2011, we mailed to these stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) directing them to a website where they can access our 2011 proxy statement and 2010 annual report to stockholders, and to view instructions on how to vote via the internet or by telephone. If you received the Notice and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice and the material will be mailed to you.

All stockholders may access, view and download this proxy statement and our 2010 Annual Report over the internet at www.edocumentview.com/alk. Information on the website does not constitute part of this proxy statement.

QUESTIONS AND ANSWERS

Why am I receiving this annual meeting information and proxy?

You are receiving this annual meeting information and proxy from us because you owned shares of common stock in Alaska Air Group as of the record date for the Annual Meeting. This proxy statement describes issues on which you may vote and provides you with other important information so that you can make informed decisions.

You may own shares of Alaska Air Group common stock in several different ways. If your stock is represented by one or more stock certificates registered in your name or if you have a Direct Registration Service (DRS) advice evidencing shares held in book entry form, then you have a stockholder account with our transfer agent, Computershare Trust Company, N.A. (Computershare), and you are a stockholder of record. If you hold your shares in a brokerage, trust or similar account, then you are the beneficial owner but not the stockholder of record of those shares. Employees of the Company who hold shares of stock in one or more of the Company’s 401(k) retirement plans are beneficial owners.

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What am I voting on?

You are being asked to vote on the election of the ten director nominees named in this proxy statement, to ratify the appointment of KPMG LLP as the Company’s independent accountants, to provide an advisory vote in regard to the compensation of the Company’s named executive officers, to provide an advisory vote in regard to the frequency of future advisory vote on named executive officer compensation, to provide an advisory vote on stockholders right to act by written consent, and to approve an amendment of the Company’s 2008 Performance Incentive Plan (the “2008 Plan”). When you sign and mail the proxy card or submit your proxy by telephone or the internet, you appoint each of William S. Ayer and Keith Loveless, or their respective substitutes or nominees, as your representatives at the meeting. (When we refer to the “named proxies,” we are referring to Messrs. Ayer and Loveless.) This way, your shares will be voted even if you cannot attend the meeting.

How does the Board of Directors recommend I vote on each of the proposals?

•	FOR each of the Board’s ten director nominees named in this proxy statement;

•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent accountants for fiscal 2011;

•	FOR the ratification of the compensation of the Company’s named executive officers;

•	ONE YEAR with respect to the frequency of future advisory votes on named executive officer compensation;

•	AGAINST the advisory vote on stockholders right to act by written consent; and

•	FOR the amendment of the Company’s 2008 Performance Incentive Plan.

How do I vote my shares?

Stockholders of record can vote by using the proxy card or by telephone or by the internet. Beneficial owners whose stock is held:

•	in a brokerage account can vote by using the voting instruction form provided by the broker or by telephone or the internet.

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by a bank, and who have the power to vote or to direct the voting of the shares, can vote using the proxy or the voting information form provided by the bank or, if made available by the bank, by telephone or the internet.

•	in trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares can vote in accordance with the provisions of such arrangement.

•	in trust in one of the Company’s 401(k) retirement plans can vote using the voting instruction form provided by the trustee.

Beneficial owners, other than persons who beneficially own shares held in trust in one of the Company’s 401(k) retirement plans, can vote at the meeting provided that he or she obtains a “legal proxy” from the person or entity holding the stock for him or her (typically a broker, bank, or trustee). A beneficial owner can obtain a legal proxy by making a request to the broker, bank, or trustee. Under a legal proxy, the bank, broker, or trustee confers all of its rights as a record holder to grant proxies or to vote at the meeting.

Listed below are the various means — internet, phone and mail — you can use to vote your shares without attending the Annual Meeting.

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You can vote on the internet.

Stockholders of record and beneficial owners of the Company’s common stock can vote via the internet regardless of whether they receive their annual meeting materials through the mail or via the internet. Instructions for doing so are provided along with your proxy card or voting instruction form. If you vote on the internet, please do not mail in your proxy card (unless you intend for it to revoke your prior internet vote). Your internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You can vote by phone.

Stockholders of record and beneficial owners of the Company’s common stock can vote by phone. Instructions for voting by phone are provided along with your proxy card or voting instruction form. If you vote by telephone, please do not mail in your proxy card (unless you intend for it to revoke your prior telephone vote). Your phone vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You can vote by mail.

Simply sign and date the proxy card or voting instruction form received with this proxy statement and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

The availability of telephone and internet voting.

Internet and telephone voting facilities for stockholders of record and beneficial holders will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Monday, May 16, 2011. To allow sufficient time for voting by the trustee, voting instructions for 401(k) plan shares must be received no later than 11:59 p.m. Eastern Time on Thursday, May 12, 2011.

Voting by the internet or telephone is fast and convenient and your vote is immediately confirmed and tabulated. By using the internet or telephone to vote, you help Alaska Air Group conserve natural resources and reduce postage and proxy tabulation costs.

How will my shares be voted if I return a blank proxy or voting instruction form?

If you sign and return a proxy card without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors shown above and as the named proxies may determine in their discretion with respect to any other matters properly presented for a vote before the meeting or any postponement or adjournment thereof.

If my shares are held in a brokerage account, how will my shares be voted if I do not return voting instructions to my broker?

If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on matters designated as routine under the rules of the New York Stock Exchange (“NYSE”). However, a broker cannot vote shares held in street name on matters designated as non-routine by the NYSE, unless the broker receives voting instructions from the street name (beneficial) holder. The proposal to ratify the appointment of the Company’s independent accountants for fiscal 2011 is considered routine under NYSE rules. Each of the other items to be submitted for a vote of stockholders at the annual meeting is considered non-routine under applicable

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NYSE rules. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on the proposal to ratify the appointment of the Company’s independent accountants but will not be permitted to vote your shares on any of the other items at the annual meeting. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining the presence of a quorum at the annual meeting and will be voted on the proposal to ratify the Company’s independent accountants in the manner instructed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the annual meeting. For a description of the effect of broker non-votes on the proposals at the annual meeting, see “How many votes must the nominees have to be elected?” and “Not including the election of directors, how many votes must the proposals receive in order to pass?”

What other business may be properly brought before the meeting, and what discretionary authority is granted?

Under the Company’s Bylaws, as amended April 30, 2010, a stockholder may bring business before the meeting for publication in the Company’s 2011 proxy statement only if the stockholder gave written notice to the Company on or before November 30, 2010 and complied with the other requirements included in Article II of the Company’s Bylaws. The only such business as to which the Company received proper advance notice from a stockholder are two stockholder proposals that the Company was permitted to exclude from this proxy statement under applicable rules and regulations of the SEC. If either of these stockholder proposals are properly presented at the annual meeting, the named proxies intend to utilize the discretionary authority to vote against such proposals.

The Company has not received valid notice that any business other than that described or referenced in this proxy statement will be brought before the meeting. As to any other matters that may properly come before the meeting and are not on the proxy card, the proxy grants to Messrs. Ayer and Loveless the authority to vote in their discretion the shares for which they hold proxies.

What does it mean if I receive more than one proxy card, voting instruction form or email notification from the Company?

It means that you have more than one account for your Alaska Air Group shares. Please complete and submit all proxies to ensure that all your shares are voted or vote by internet or telephone using each of the identification numbers.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote by delivering a later-dated proxy or, except for persons who beneficially own shares held in trust in one of the Company’s 401(k) retirement plans, by voting at the meeting. The later-dated proxy may be delivered by telephone, internet or mail and need not be delivered by the same means used in delivering the to-be-revoked proxy. Except for persons beneficially holding shares in one of the Company’s 401(k) retirement plans, you may do this at a later date or time by:

•	voting by telephone or the internet before 11:59 p.m. Eastern Time on Monday, May 16, 2011 (your latest telephone or internet proxy will be counted);

•	signing and delivering a proxy card with a later date; or

•	voting at the meeting. (If you hold your shares beneficially through a broker, you must bring a legal proxy from the

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broker in order to vote at the meeting. Please also note that attendance at the meeting, in and of itself, without voting in person at the meeting, will not cause your previously granted proxy to be revoked.)

Persons beneficially holding shares in one of the Company’s 401(k) retirement plans cannot vote in person at the meeting and must vote in accordance with instructions from the trustees. Subject to these qualifications, such holders have the same rights as other record and beneficial holders to change their votes.

If you are a registered stockholder, you can obtain a new proxy card by contacting the Company’s Corporate Secretary, Alaska Air Group, Inc., P.O. Box 68947, Seattle, WA 98168, telephone (206) 392-5131.

If your shares are held by a broker, trustee or bank, you can obtain a new voting instruction form by contacting your broker, trustee or bank.

If your shares are held by one of the Company’s 401(k) retirement plans, you can obtain a new voting instruction form by contacting the trustee of such plan. You can obtain information about how to contact the trustee from the Company’s Corporate Secretary. Please refer to the section below titled “How are shares voted that are held in a Company 401(k) plan?” for more information.

If you sign and date the proxy card or voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instruction form will be revoked and your choices on the proxy card or voting instruction form will be voted as you instruct.

How are shares voted that are held in a Company 401(k) plan?

On the record date, 1,321,846 shares were held in trust for Alaska Air Group 401(k) plan participants. The trustees, Vanguard Fiduciary Trust Company (Vanguard) and Fidelity Management Trust Company (Fidelity), provided instructions to each participant who held shares through the Company’s 401(k) plans on the record date. Vanguard sent a Notice of Proxy and Access Instructions to participants; Fidelity mailed full sets of proxy materials. The trustees will vote only those shares for which instructions are received from participants. If a participant does not indicate a preference as to a matter, including the election of directors, then the trustees will not vote the participant’s shares on such matters.

To allow sufficient time for voting by the trustee, please provide voting instructions no later than 11:59 p.m. Eastern Time on Thursday, May 12, 2011. Because the shares must be voted by the trustee, employees who hold shares through the 401(k) plans may not vote these shares at the meeting.

May I vote in person at the meeting?

We will provide a ballot to any record holder of our stock who requests one at the meeting. If you hold your shares through a broker, you must bring a legal proxy from your broker in order to vote by ballot at the meeting. You may request a legal proxy from your broker by indicating on your voting instruction form that you plan to attend and vote your shares at the meeting, or at the internet voting site to which your voting materials direct you. Please allow sufficient time to receive a legal proxy through the mail after your broker receives your request. Because shares held by employees in the 401(k) plans must be voted by the trustee, these shares may not be voted at the meeting.

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Can I receive future materials via the internet?

If you vote on the internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce the Company’s printing and postage costs, as well as the number of paper documents you will receive.

Registered stockholders may enroll in that service at the time they vote their proxy or at any time after the Annual Meeting and can read additional information about this option and request electronic delivery by going to www.computershare.com/us/investor. If you hold shares beneficially, please contact your broker to enroll for electronic proxy delivery.

At this time, employee participants in a Company 401(k) plan may not elect to receive notice and proxy materials via electronic delivery.

If you already receive your proxy materials via the internet, you will continue to receive them that way until you instruct otherwise through the website referenced above.

How many shares must be present to hold the meeting?

A majority of the Company’s outstanding shares entitled to vote as of the record date, or 18,015,517 shares, must be present or represented at the meeting and entitled to vote in order to hold the meeting and conduct business (i.e., to constitute a quorum). Shares are counted as present or represented at the meeting if the stockholder of record attends the meeting; if the beneficial holder attends with a “legal proxy” from the record holder; or if the record holder or beneficial holder has submitted a proxy or voting instructions, whether by returning a proxy card or voting instructions or by telephone or internet, without regard to whether the proxy or voting instructions actually casts a vote or withholds or abstains from voting.

How many votes must the nominees have to be elected?

The Company’s Bylaws (as amended April 30, 2010) require that each director be elected annually by a majority of votes cast with respect to that director. This means that the number of votes “for” a director must exceed the number of votes “against” that director. In the event that a nominee for director receives more “against” votes for his or her election than “for” votes, the Board must consider such director’s resignation following a recommendation by the Board’s Governance and Nominating Committee. The majority voting standard does not apply, however, in the event that the number of nominees for director exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of “for” votes, up to the total number of directors to be elected at the Annual Meeting, will be elected.

With regard to the election of directors, the Board intends to nominate the ten persons identified as its nominees in this proxy statement. Because the Company has not received notice from any stockholder of an intent to nominate directors at the Annual Meeting, each of the directors must be elected by a majority of votes cast.

“Abstain” votes and broker non-votes are not treated as votes cast with respect to a director and therefore will not be counted in determining the outcome of the election of directors.

What happens if a director candidate nominated by the Board of Directors is unable to stand for election?

The Board of Directors may reduce the number of seats on the Board or it may designate a substitute nominee. If the Board

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designates a substitute, shares represented by proxies held by the named proxies, Messrs. Ayer and Loveless, will be voted for the substitute nominee.

Not including the election of directors, how many votes must the proposals receive in order to pass?

Ratification of the appointment of KPMG LLP as the Company’s independent accountants

A majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal must be voted “for” the proposal in order for it to pass. “Abstain” votes are deemed present and entitled to vote and are included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, an abstention, because it is not a vote “for” will have the effect of a negative vote.

Advisory vote regarding the compensation of the Company’s named executive officers

A majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal must be voted “for” the proposal in order for it to pass. “Abstain” votes are deemed present and entitled to vote and are included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, an abstention, because it is not a vote “for” will have the effect of a negative vote. In addition, broker non-votes are not considered entitled to vote for purposes of determining whether the proposal has been approved by stockholders and therefore will not be counted in determining the outcome of the vote on the proposal.

Advisory vote regarding the frequency of the named executive officer compensation vote

Stockholders may vote for holding an advisory vote on executive compensation every one year, every two years or every three years or stockholders may “abstain” from voting on this proposal. This proposal is advisory only and the vote results are not binding on the Company or our Board. Our Board will consider the outcome of the vote in determining the frequency of future advisory votes on executive compensation, and our Board currently intends to adopt the frequency option that receives the most votes cast by our stockholders. Broker non-votes and abstentions will not be counted in determining the frequency option that receives the most votes cast by our stockholders.

Advisory vote on stockholders’ right to act by written consent

If a majority of the votes cast on the proposal vote “for” the proposal, the Board of Directors will take the steps necessary to allow stockholders to act by the written consent of a majority of the Company’s outstanding shares. “Abstain” votes and broker non-votes are not treated as votes cast and therefore will not be counted in determining whether a majority of the votes cast voted “for” the proposal.

Approval of the Amendment of the Company’s 2008 Performance Incentive Plan

Approval of the proposed amendments to the 2008 Performance Incentive Plan requires the affirmative vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the matter. In addition, under NYSE rules, approval of the 2008 Plan also requires the affirmative vote of the majority of the votes cast on the proposal, provided that the total of votes cast on the proposal represent over 50% of the voting power of the total outstanding shares of stock. Broker non-votes will not be considered entitled to vote for purposes of determining whether the proposal has been approved by stockholders, but they could impair our ability to satisfy the requirement

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that the total votes cast on the proposal represent over 50% of the voting power of the total outstanding shares of stock. “Abstain” votes are deemed present and entitled to vote on the proposal and are included for purposes of determining the number of shares present and entitled to vote. Accordingly, an abstention, not being a vote “for” will have the effect of a vote “against” the proposal.

How are votes counted?

Voting results will be tabulated by Computershare. Computershare will also serve as the independent inspector of elections.

Is my vote confidential?

The Company has a confidential voting policy as a part of its governance guidelines, which are published on the Company’s website.

Who pays the costs of proxy solicitation?

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses in forwarding proxy materials to beneficial owners. The Company has engaged Georgeson Inc. (“Georgeson”) to assist in the solicitation of proxies for the meeting. It is intended that proxies will be solicited by the following means: additional mailings, personal interview, mail, telephone and electronic means. Although no precise estimate can be made at this time, we anticipate that the aggregate amount we will spend in connection with the solicitation of proxies will be approximately $20,000. To date, $16,000 has been incurred. This amount includes fees payable to Georgeson, but excludes salaries and expenses of our officers, directors and employees.

Is a list of stockholders entitled to vote at the meeting available?

A list of stockholders of record entitled to vote at the 2011 Annual Meeting will be available at the Annual Meeting. It will also be available Monday through Friday from April 4, 2011 through May 14, 2011 between the hours of 9 a.m. and 4 p.m., local time, at the offices of the Corporate Secretary, 19300 International Blvd., Seattle, WA 98188. A stockholder of record may examine the list for any legally valid purpose related to the Annual Meeting.

Where can I find the voting results of the meeting?

We will publish the voting results in a Form 8-K on or about May 20, 2011. You can read or print a copy of that report by going to the Company’s website — www.alaskaair.com/company, and then selecting Investor Information, and SEC Filings. You can read or print a copy of that report by going directly to the SEC EDGAR files at http://www.sec.gov. You can also get a copy by calling us at (206) 392-5131, or by calling the SEC at (800) SEC-0330 for the location of a public reference room.

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PROPOSAL 1. ELECTION OF DIRECTORS

The Company currently has ten directors. The Company’s Bylaws provide that the directors up for election this year shall serve a one-year term. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in our Bylaws. Ten directors are nominees for election this year and each has consented to serve a one-year term ending in 2012.

NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2012

William S. Ayer

Director since 1999

Age – 56

Mr. Ayer has served as chair, president and CEO of Alaska Air Group as well as chair of Alaska Airlines and Horizon Air since May 2003. He has been CEO of Alaska Airlines since 2002, and served as president of Alaska Airlines from 1997 to 2008. Prior to 2003, Mr. Ayer worked in various marketing, planning and operational capacities at Alaska Airlines and Horizon Air. He serves on the boards of Alaska Airlines and Horizon Air, Puget Energy, Angel Flight West, the Alaska Airlines Foundation, the University of Washington Business School Advisory Board and the Museum of Flight. Mr. Ayer is chair of the boards of Puget Energy and its subsidiary, Puget Sound Energy. He also serves as a member of the governance and audit committees of the Puget Energy board. Mr. Ayer’s strategic planning skills and his responsibilities for execution of the Company’s strategic plan uniquely qualify him for his position on the Air Group Board.

Patricia M. Bedient

Director since 2004

Age – 57

Ms. Bedient serves as chair of the Board’s audit committee. She is executive vice president and CFO for the Weyerhaeuser Company, one of the world’s largest integrated forest products companies. A certified public accountant (CPA) since 1978, she served as the managing partner of Arthur Andersen LLP’s Seattle office prior to joining Weyerhaeuser. Ms. Bedient also worked at the firm’s Portland and Boise offices as a partner and as a certified public accountant (CPA) during her 27-year career with Andersen. She currently serves on the Alaska Airlines Board, the Overlake Hospital Medical Center Board and the advisory board of the University of Washington School of Business. She has also served on the boards of a variety of civic organizations including the Oregon State University Foundation board of trustees, the World Forestry Center, City Club of Portland, St. Mary’s Academy of Portland and the Chamber of Commerce in Boise, Idaho. She is a member of the American Institute of CPAs and the Washington Society of CPAs. Ms. Bedient received her bachelor’s degree in business administration, with concentrations in finance and accounting, from Oregon State University in 1975. With her extensive experience in public accounting and her financial expertise, Ms. Bedient is especially qualified to serve on the Board and to act as a financial expert.

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Marion C. Blakey

Director since 2010

Age – 62

Ms. Blakey was appointed to the Alaska Air Group Board in October 2010. Mr. Ayer, Alaska Air Group President and CEO, recommended Ms. Blakey for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee recommended that the Board of Directors appoint Ms. Blakey a director and nominee for election at the 2011 Annual Meeting. She serves on the Board’s audit and safety committees. Ms. Blakey is president and CEO of The Aerospace Industries Association, the nation’s largest aerospace and defense trade association. Prior positions included administrator of the Federal Aviation Administration (the “FAA”) from 2002 to 2007 and chair of the National Transportation Safety Board (the “NTSB”) from 2001 to 2002. Ms. Blakey also serves on the board of Noblis and the NASA Advisory Council, as well as a number of philanthropic and community organizations including the Steven’s Institute Advisory Board, the Washington Area Airports Task Force Advisory Board, International Aviation Women’s Association, Belizean Grove Advisory Board and Best Friends Foundation Advisory Board. Ms. Blakey’s experience with the FAA and the NTSB specially qualify her for service on the Company’s Board and Safety Committee.

Phyllis J. Campbell

Director since 2002

Age – 59

Ms. Campbell serves as chair of the Board’s compensation committee. She was named chair of the Pacific Northwest Region of JPMorgan Chase & Co. in April 2009. She also serves on the firm’s executive committee. From 2003 to 2009, Ms. Campbell served as president and CEO of The Seattle Foundation. She was president of U.S. Bank of Washington from 1993 until 2001 and also served as chair of the Bank’s Community Board. Ms. Campbell has received several awards for her corporate and community involvement. These awards include the Women Who Make A Difference Award, and the Director of the Year from the Northwest Chapter of the National Association of Corporate Directors. Since August 2007, Ms. Campbell has served on Toyota’s Diversity Advisory Board. She also serves on the boards of Horizon Air, the Joshua Green Corporation, and Nordstrom, where she is chair of the audit committee. Until February 2009, Ms. Campbell served on the boards of Puget Energy and Puget Sound Energy. Ms. Campbell is also a member of the Board of Trustees of Seattle University. Ms. Campbell’s business and community leadership background and governance experience uniquely qualify her for her service on the Board.

Jessie J. Knight, Jr.

Director since 2002

Age – 60

Mr. Knight serves on the Board’s safety committee and its governance and nominating committee. In April 2010, Mr. Knight became president and CEO for San Diego Gas and Electric Company, a subsidiary of Sempra Energy. From 2006 to April 2010, he was executive vice president of external affairs at Sempra Energy. From 1999 to 2006, Mr. Knight served as president and CEO of the San Diego Regional Chamber of Commerce and, from 1993 to 1998, he was a commissioner of the California Public Utilities Commission. Prior to this, Mr. Knight won five coveted National Clio Awards for television, radio and printed advertising and a Cannes Film Festival Golden Lion Award for business marketing while at the San Francisco Chronicle and San Francisco Examiner newspapers. Mr. Knight also serves on the

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boards of Alaska Airlines, the San Diego Padres Baseball Club, and the Timken Museum of Art in San Diego. He is also a standing member of the Council on Foreign Relations. Mr. Knight’s knowledge and expertise on brand and marketing make him particularly qualified for the Alaska Air Group Board.

R. Marc Langland

Director since 1991

Age – 69

Mr. Langland is lead director and chair of the Board’s governance and nominating committee. He has been chair and a director of Northrim Bank (Anchorage, Alaska) since 1998, and served as the bank’s president from 1990 until 2009. Mr. Langland has also served as chair, president and CEO of the bank’s parent company, Northrim BanCorp, Inc. since December 2001. In 2001, Mr. Langland was inducted into the Alaska Business Hall of Fame. He was chair and CEO of Key Bank of Alaska from 1987 to 1988 and president from 1985 to 1987. He served on the board of trustees of the Alaska Permanent Fund Corporation from February 1987 to January 1991 and was chair from June 1990 to January 1991. He is also a director of Horizon Air, Usibelli Coal Mine, Elliott Cove Capital Management, and Pacific Wealth Advisors, and is a member of the Anchorage Chamber of Commerce and a board member and past chairman of Commonwealth North. Mr. Langland’s background and skills honed as an Alaskan business leader and banker uniquely qualify him for his role on the Alaska Air Group Board.

Dennis F. Madsen

Director since 2003

Age – 62

Mr. Madsen serves on the Board’s compensation and audit committees. He is currently the chair of Pivotlink Software, a business intelligence service company in Bellevue, Washington. In 2008, Mr. Madsen became chair of specialty retailer Evolucion Inc. From 2000 to 2005, Mr. Madsen was president and CEO of Recreational Equipment, Inc. (REI), a retailer and online merchant for outdoor gear and clothing. He served as REI’s executive vice president and COO from 1987 to 2000, and prior to that held numerous positions throughout REI. In 2010, Mr. Madsen was appointed a director of West Marine Inc., a publicly traded retail company in the recreational boating sector. He also serves on West Marine’s governance and compensation committees. Other boards on which Mr. Madsen is a member include Alaska Airlines, Horizon Air, Pivotlink Software, the Western Washington University Foundation, Western Washington University, Islandwood, Performance Bicycles, and the Youth Outdoors Legacy Fund. Mr. Madsen’s experience in leading a large people-oriented and customer-service driven organization qualifies him for service on the Alaska Air Group Board.

Byron I. Mallott

Director since 1982

Age – 67

Mr. Mallott serves on the Board’s safety and governance and nominating committees. Currently he is a senior fellow of the First Alaskans Institute, a nonprofit organization dedicated to the development of Alaska Native peoples and their communities, a position he has held since 2000. Since 2007, Mr. Mallott has served on the Board of Trustees of the Smithsonian Institution’s National Museum of the American Indian. Mr. Mallott has served the state of Alaska in various advisory and executive capacities, and has also served as mayor of Yakutat and as mayor of Juneau. From 1995 to 1999, he served as executive director (chief executive officer) of the Alaska Permanent Fund Corporation, a trust managing proceeds from the state of Alaska’s oil reserves. He was a director of Sealaska

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Corporation (Juneau, Alaska) from 1972 to 1988, chair from 1976 to 1983, and CEO from 1982 to 1992. He owns Mallott Enterprises (personal investments) and is a director of Alaska Airlines, director and member of the nominating committee of Sealaska Corporation, and a director and member of the audit committee of Yak-Tat Kwaan, Inc. and Native American Bank, NA.

Mr. Mallott’s leadership of native Alaskan people and his experience with governmental affairs specially qualifies him for his role on the Board.

J. Kenneth Thompson

Director since 1999

Age – 59

Mr. Thompson serves on the Board’s compensation committee and is chair of the Board’s safety committee. Since 2000, Mr. Thompson has been president and CEO of Pacific Star Energy LLC, a private energy investment company in Alaska, with partial ownership in the oil exploration firm Alaska Venture Capital Group (AVCG LLC) where he serves as the managing director. Mr. Thompson served as executive vice president of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000. Prior to that, he was president of ARCO Alaska, Inc., the parent company’s oil and gas producing division based in Anchorage, Alaska. He also serves on the boards of Horizon Air, Tetra Tech, and Coeur d’Alene Mines Corporation, as well as a number of community service organizations. Mr. Thompson also serves on the environmental, health, safety & social responsibility committee and the audit committee of Coeur D’Alene Mines Corporation. At Tetra Tech, Inc., Mr. Thompson serves on the audit, governance/nominating, compensation and strategy planning committees. Mr. Thompson’s planning, operations and safety/regulatory experience specially qualifies him for his Alaska Air Group Board service.

Bradley D. Tilden

Director since 2010

Age – 50

Mr. Tilden was appointed to the Alaska Air Group Board in December 2010. He has served as president of Alaska Airlines since December 2008. He served as executive vice president of finance and planning from 2002 to 2008 and as chief financial officer from 2000 to 2008 at both Alaska Airlines and Alaska Air Group. Prior to 2000, Mr. Tilden was vice president of finance at Alaska Airlines and Alaska Air Group. He also serves on the boards of Flow International, Pacific Lutheran University and the Chief Seattle Council of the Boy Scouts of America. Mr. Tilden’s strategic planning skills and financial expertise qualify him to serve on the Air Group Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE TEN NOMINEES NAMED ABOVE AS DIRECTORS.

UNLESS OTHERWISE INDICATED ON YOUR PROXY, THE SHARES WILL BE VOTED FOR THE ELECTION OF THESE TEN NOMINEES AS DIRECTORS.

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PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT ACCOUNTANTS

The Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent accountants for fiscal year 2011, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the independent accountants, the Board considers the selection of the independent accountants to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting entitled to vote on the proposal is required to ratify the selection of KPMG as the Company’s independent accountant for the current fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE COMPANY’S INDEPENDENT ACCOUNTANTS.

PROPOSAL 3. ADVISORY VOTE REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this proxy statement (including in the compensation tables and the narrative discussion accompanying those tables as well as in the Compensation Discussion and Analysis).

As described more fully in the Compensation Discussion and Analysis section beginning on page 46 of this proxy statement, the structure of the Company’s executive compensation program is designed to compensate executives appropriately and competitively and to drive superior performance. For named executive officers, a high percentage of total direct compensation is variable and tied to the success of the Company because these are the senior leaders primarily responsible for the overall execution of the Company’s strategy. The Company’s strategic goals are reflected in its incentive-based executive compensation programs so that executives’ interests are aligned with stockholder interests. Executive compensation is designed to be internally equitable, reflective of the business challenges facing the Company, and scaled to the industry.

The Compensation Discussion and Analysis section of this proxy statement describes the Company’s executive compensation programs and the decisions made by the Compensation Committee in 2010 in more detail. Highlights of these executive compensation programs include the following:

•	Base Salary

In general, for the Named Executive Officers, the Committee targets base salary levels at the 25th percentile relative to the Company’s peer group with the opportunity to earn market-level compensation through short- and long-

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term incentive plans that pay when performance objectives are met.

•	Annual Incentive Pay

The Company’s Named Executive Officers are eligible to earn annual incentive pay under the Performance-Based Pay plan, which is intended to motivate the executives to achieve specific Company goals. Annual target performance measures reflect near-term financial and operational goals that are consistent with the strategic plan.

•	Long-term Incentive Pay

Equity-based incentive awards that link executive pay to stockholder value are an important element of the Company’s executive compensation program. Long-term equity incentives that vest over three- or four-year periods are awarded annually, resulting in overlapping vesting periods that are designed to discourage short-term risk-taking and align Named Executive Officers’ long-term interests with those of stockholders while helping the Company attract and retain top-performing executives who fit a team-oriented and performance-driven culture.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, our Board of Directors will request your advisory vote on the following resolution at the 2011 Annual Meeting:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal on the compensation paid to our named executive officers is advisory only and will not be binding on the Company or our Board and will not be construed as overruling a decision by the Company or our Board or creating or implying any additional fiduciary duty for the Company or our Board. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES.

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PROPOSAL 4. ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As described in Proposal No. 3 above, the Company’s stockholders are being provided the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers.

This Proposal No. 4 affords stockholders the opportunity to cast an advisory vote on how often the Company should include an advisory vote on executive compensation in its proxy materials for future annual stockholder meetings (or special stockholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 4, stockholders may vote to have the advisory vote on executive compensation held every one year, every two years or every three years.

After careful consideration, our Board of Directors believes that advisory votes on executive compensation should be conducted every year so that stockholders may annually express their views on the Company’s executive compensation program. The Compensation Committee, which administers the Company’s executive compensation program, values the opinions expressed by stockholders in these votes and will consider the outcome of these votes when making future compensation decisions for our named executive officers.

This proposal on the frequency of future advisory votes on executive compensation is advisory only and will not be binding on the Company or our Board. In voting on this proposal, you will be able to indicate your preference regarding the frequency of future advisory votes on executive compensation by specifying a choice of one year, two years or three years. If you do not have a preference regarding the frequency of future advisory votes on executive compensation, you should abstain from voting on the proposal. Stockholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on executive compensation on a more or less frequent basis and may vary practice based on factors such as discussions with stockholders and the adoption of material changes to the Company’s executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO HOLD FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY ONE YEAR (AS OPPOSED TO EVERY TWO YEARS OR EVERY THREE YEARS).

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PROPOSAL 5. ADVISORY VOTE ON THE RIGHT OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT

Background

At the Company’s 2010 annual meeting, Alaska Air Group stockholders holding a majority of our outstanding shares of common stock approved a stockholder proposal requesting that our Board of Directors undertake necessary steps to permit our stockholders to act by the written consent of a majority of shares outstanding. In response to last year’s vote, the Board is seeking confirmation that stockholders continue to believe that the adoption of this provision is in the best interests of the Company and its stockholders. The Board acknowledges that it is unusual to ask stockholders to reaffirm a previous stockholder vote; however, since the Company’s last meeting of stockholders, the Board believes that stockholders and other prominent voices in the corporate governance community have recognized that the ability of stockholders to act by written consent risks potential abuse and may not be in the best interests of stockholders where a company has alternative mechanisms in place to enable stockholders to express their views or take action. Accordingly, the Board has determined that it is in the best interests of the Company and its stockholders to put this matter before stockholders again.

In reaching this determination, the Board considered the following:

•

Several of the Company’s institutional stockholders have raised concerns over the possibility that the ability of stockholders to act by written consent, if implemented, could result in a potential for abuse. Based on conversations with a sampling of our stockholders, the Board believes holders of approximately 13% of the Company’s outstanding shares who supported the proposal last year would not support the proposal again this year. A swing of this magnitude would have changed the outcome of last year’s vote as we believe it would have resulted in both less than a majority of our outstanding shares and less than a majority of the votes cast on the proposal voting in favor of the proposal.

•

In particular, stockholders have expressed concern to us that a written consent solicitation could be used to deny the ability of some stockholders to vote or otherwise have a say on important issues such as merger transactions or other contests for corporate control. These stockholders worry that the written consent process could be used, with little or no notice to the Board or its stockholders, to replace existing members of the Board. This is especially true for the Company because our stockholders have the ability to remove directors without cause and without requiring a supermajority vote to do so. When combined with a contest for corporate control of the Company, the Board believes that such an event could impair its ability to achieve the best results for stockholders. More significantly, the uncertain timetable created by the written consent procedure — the action is effective as soon as consents representing the requisite number of shares are received —

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could deter potential higher bids in the event of a hostile acquisition proposal, as potential bidders may not want to engage in the cost and effort of due diligence and negotiations given the possibility that at any time, with little or no notice, members of the Board of Directors might be replaced.

•

In addition to disenfranchising minority stockholders, providing stockholders with the ability to act by written consent of a majority of outstanding shares is subject to a potential risk of abuse because it could enable a group of as few as ten stockholders, if they control a majority of the Company’s outstanding shares, to bypass even minimum procedural mechanisms and take action without any advance notice or disclosure to the Company’s other stockholders.

•

The Board believes that the potential for abuse associated with the right to act by written consent, especially in the circumstances described above, outweighs the benefits to stockholders of such a right. The Board believes that due to changes to the Company’s governance practices and stockholder rights provisions that it has implemented over the past several years, alternative protective measures are in place at the Company to provide stockholders with an ability to express their views and take action even where they do not have the ability to act by the written consent of a majority of the outstanding shares. These actions include:

•

In April 2010, prior to our 2010 annual meeting of stockholders and in response to a prior stockholder proposal, the Board amended the Company’s Bylaws to give stockholders who own ten percent or more of the Company’s outstanding shares an unfettered right to call a special meeting. Pursuant to this unfettered right, there are no restrictions on the number of stockholders that are permitted to group together to reach the ten percent threshold and any business may be proposed by a stockholder for a special meeting unless it is not a proper subject for stockholder action under applicable law. In addition, the Board believes that it has imposed a reasonable limit on when a special meeting of stockholders can be held — limiting it only when an annual meeting will be held within 90 days after the special meeting request is received.

•

In September 2009, the Board adopted a majority vote standard in uncontested elections. In an uncontested election where the number of director nominees does not exceed the number of directors to be elected, each director nominee will be elected only if a majority of the votes cast with respect to a director nominee are voted in favor of his or her election. In a contested election, consistent with corporate governance best practices, directors will be elected by a plurality of the votes cast.

•

At the Company’s annual meeting of stockholders in 2006, the Board sought and received stockholder approval to amend the Company’s Certificate of Incorporation to provide for the annual election of directors, which the Company implemented beginning with its 2007 annual meeting of stockholders.

•	In response to stockholder feedback, the Company eliminated its Stockholder Rights Plan in 2002 by

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accelerating its expiration date by four years. In 2005, the Company also adopted a policy that it will adopt a Stockholder Rights Plan in the future only if it is approved by the Company’s stockholders or, if adopted by the Board pursuant to the exercise of its fiduciary duties, it is approved by the Company’s stockholders within one year of adoption.

•

At the Company’s 2009 and 2010 annual meetings of stockholders, the Board voluntarily sought an annual advisory vote from stockholders on the executive compensation paid to its named executive officers. In this proxy statement, in recognition of the value of receiving regular stockholder input on the Company’s executive compensation programs, the Board has also recommended that stockholders vote to require future advisory votes on executive compensation on an annual basis (rather than every two years or every three years).

In light of the change in sentiment by stockholders and other prominent members of the corporate governance community since stockholders voted last year on the ability of stockholders to act by written consent, the Board believes it is in the best interests of all the Company’s stockholders to seek an advisory vote to confirm whether the Company’s stockholders continue to believe that stockholders should have the ability to act by the written consent of a majority of outstanding shares.

While the Board believes it is advisable and appropriate to seek the advisory vote of stockholders requested by this proposal, for the reasons discussed above, the Board nonetheless continues to believe that the ability of stockholders to take action by majority written consent is not in the best interests of the Company or its stockholders. Notwithstanding this view or the Board’s recommendation on this proposal, if a majority of the votes cast on the proposal vote in favor of this proposal, the Board will take the steps necessary to allow stockholders to act by the written consent of a majority of the Company’s outstanding shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST A STOCKHOLDERS’ RIGHT TO ACT BY WRITTEN CONSENT.

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PROPOSAL 6. APPROVAL OF THE AMENDED ALASKA AIR GROUP, INC. 2008 PERFORMANCE INCENTIVE PLAN

General

At the Annual Meeting, stockholders will be asked to approve the following amendments to the Alaska Air Group, Inc. 2008 Performance Incentive Plan (the “2008 Plan”), which were adopted, subject to stockholder approval, by the Board of Directors on February 9, 2011.

•

Increase in Aggregate Share Limit. The 2008 Plan currently limits the aggregate number of shares of Common Stock that may be delivered pursuant to all awards granted under the 2008 Plan to 2,100,000 shares. The proposed amendments would increase this limit by an additional 2,200,000 shares so that the new aggregate share limit for the 2008 Plan would be 4,300,000 shares in addition to the shares originally authorized and not issued under the Alaska Air Group, Inc. 2004 Long-Term Incentive Plan (the “2004 Plan”). As noted below, shares subject to awards granted under the 2004 Plan which expire, or for any reason are cancelled or terminated, after May 20, 2008 without being exercised or paid are also available for award grant purposes under the 2008 Plan. The proposed amendments would also increase the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the 2008 Plan to 4,300,000 shares. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate 2008 Plan share limit described above.

•

Extension of Performance-Based Award Feature. One element of the 2008 Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code (the “Code”). These awards are referred to as “Performance-Based Awards” and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the 2008 Plan which may also qualify as performance-based compensation for Section 162(m) purposes. If stockholders approve this 2008 Plan proposal, the Performance-Based Award feature of the 2008 Plan will be extended through the first annual meeting of our stockholders that occurs in 2016 (this expiration time is earlier than the general expiration date of the 2008 Plan and is required under applicable tax rules). (See the section titled “Performance-Based Awards” below.)

As of March 18, 2011, a total of 1,802,094 shares of Common Stock were subject to outstanding awards granted under the 2008 Plan (with shares subject to full value awards being counted as 1.7 shares for each share subject to the award as described below), and an additional 377,618 shares of Common Stock were then available for new award grants under the 2008 Plan.

The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the

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2008 Plan are an important attraction, retention and motivation tool for participants in the plan.

The Board of Directors approved the foregoing amendments based on a belief that the number of shares currently available under the 2008 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. The Board of Directors believes that these amendments would give the Company greater flexibility to structure future incentives and better attract, retain and award key employees.

If stockholders do not approve this proposal, the current share limits under, and other terms and conditions of, the 2008 Plan will continue in effect.

Summary Description of the 2008 Performance Incentive Plan

The principal terms of the 2008 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2008 Plan, which has been filed as an exhibit to the copy of this Proxy Statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at http://www.sec.gov. You may also obtain, free of charge, a copy of the 2008 Plan by writing to the Stock Plan Administrator, Alaska Air Group, Inc., P.O. Box 68947, Seattle, WA 98168.

Purpose.

The purpose of the 2008 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward officers, employees, nonemployee directors and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration.

Our Board of Directors has delegated general administrative authority for the 2008 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2008 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2008 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2008 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

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•

to allow the purchase price of an award or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing.

In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2008 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Eligibility.

Persons eligible to receive awards under the 2008 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. As of March 18, 2011, approximately 12,000 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of the Company’s eight non-employee directors, were considered eligible under the 2008 Plan.

Authorized Shares; Limits on Awards.

The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2008 Plan currently equals the sum of: (1) 2,100,000 shares, plus (2) the number of shares available for additional award grant purposes under the 2004 Plan as of May 20, 2008 and determined immediately prior to the termination of the authority to grant new awards under that plan as of May 20, 2008, plus (3) the number of any shares subject to stock options granted under the 2004 Plan and outstanding as of May 20, 2008 which expire, or for any reason are cancelled or terminated, after May 20, 2008 without being exercised (including any shares subject to outstanding stock options granted under the 1999 Long-Term Incentive Equity Plan (the “1999 Plan”) which expire, or for any reason are cancelled or terminated, after May 20, 2008 without being exercised that would otherwise become available for award grant purposes under the 2004 Plan in accordance with the terms of that plan), plus (4) the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2004 Plan that are outstanding and unvested as of May 20, 2008 which are forfeited, terminated, cancelled, or otherwise reacquired after May 20, 2008 without having become vested. As of March 18, 2011, 486,939 shares were subject to awards then outstanding under the 2004 Plan and the 1999 Plan. No additional awards may be granted under the 2004 Plan or the 1999 Plan.

If stockholders approve this 2008 Plan proposal, the aggregate share limit for the 2008 Plan would be increased by an additional 2,200,000 shares.

Shares issued in respect of any “full-value award” granted under the 2008 Plan will be counted against the share limit described in the preceding paragraph as 1.7 shares for every one share actually issued in connection with the award. For example, if the Company granted 100 shares of its

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common stock under the 2008 Plan, 170 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the plan other than a stock option or stock appreciation right.

The following other limits are also contained in the 2008 Plan:

•

The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan currently is 2,100,000 shares. If stockholders approve this 2008 Plan proposal this limit would be increased by an additional 2,200,000 shares of the Company’s common stock so that the new incentive stock option limit for the 2008 Plan would be 4,300,000 shares. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate 2008 Plan share limit described above.

•	The maximum number of shares subject to options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 300,000 shares.

•

“Performance-Based Awards” under Section 5.2 of the 2008 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $1,000,000.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2008 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2008 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2008 Plan will again be available for subsequent awards under the 2008 Plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2008 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2008 Plan. In addition, the 2008 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2008 Plan. The Company may not increase the applicable share limits of the 2008 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards.

The 2008 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards

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granted or denominated in the Company’s

common stock or units of the Company’s common stock, as well as cash bonus awards pursuant to Section 5.2 of the 2008 Plan. The 2008 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2008 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2008 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The per share exercise price of an option or the per share base price of a stock appreciation right may, however, be less than the fair market value of a share of the Company’s common stock on the date of grant if the option or stock appreciation right will be treated as a full-value award under the share-counting rules for the 2008 Plan described above.

The other types of awards that may be granted under the 2008 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2008 Plan as described below.

Performance-Based Awards.

The Administrator may grant awards that are intended to be performance-based within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2008 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines

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under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, profitability, economic value added, market share, productivity, safety, customer satisfaction, on-time performance, or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Deferrals.

The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Assumption and Termination of Awards.

Generally, and subject to limited exceptions set forth in the 2008 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets, all awards then-outstanding under the 2008 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the Administrator provides for the assumption, substitution or other continuation of the award. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2008 Plan.

Transfer Restrictions.

Subject to certain exceptions contained in Section 5.7 of the 2008 Plan, awards under the 2008 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such

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transfers comply with applicable federal and state securities laws and, with limited exceptions set forth in the 2008 Plan, are not made for value.

Adjustments.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2008 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority.

The 2008 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the 2008 Plan.

The Board of Directors may amend or terminate the 2008 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2008 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2008 Plan will terminate on March 12, 2018. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2008 Plan

The U.S. federal income tax consequences of the 2008 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2008 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

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The current federal income tax consequences of other awards authorized under the 2008 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2008 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the company in certain circumstances.

Specific Benefits under the 2008 Performance Incentive Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the proposed amendments to the 2008 Plan and is not currently considering any specific award grants that are conditioned upon such approval. If the additional shares that will be available under the 2008 Plan if stockholders approve the proposed amendments had been in existence in fiscal 2010, the Company expects that its award grants for fiscal 2010 would not have been substantially different from those actually made in that year under the 2008 Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2010, see the material in this proxy statement under the heading “Executive Compensation.”

The closing market price for a share of the Company’s common stock as of March 18, 2011 was $60.03 per share.

AGGREGATE PAST GRANTS UNDER THE 2008 PLAN

As of February 28, 2011, awards covering 1,452,055 shares of Common Stock had been granted under the 2008 Plan. (This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 2008 Plan.) The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock and restricted stock units vesting prior to that date, and option and unvested restricted stock and restricted stock unit holdings as of that date (with outstanding performance awards being reflected in the table assuming that the target level of performance is achieved).

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			Number of Shares Underlying Options as of 2/28/11
Name	Number of Shares Subject to Past Option Grants	Number of Shares Acquired on Exercise	Exercisable	Unexercisable	Number of Shares/ Units Subject to Past Restricted Stock/ Unit Grants	Number of Shares/ Units Vested as of 2/28/11	Number of Shares/ Units Outstanding and Unvested as of 2/28/11
Named Executive Officers:
William S. Ayer	171,158	0	35,305	135,853	103,313	0	103,313
Glenn S. Johnson	46,292	17,446	0	28,846	54,102	0	54,102
Bradley D. Tilden	67,538	0	24,869	42,669	47,744	0	47,744
Benito Minicucci	44,726	7,863	8,275	28,588	54,590	0	54,590
Jeffrey D. Pinneo	25,800	9,000	1,950	12,900	17,500	13,000	4,500
Brandon S. Pedersen	12,320	0	4,140	8,180	16,215	0	16,215
Total for Current Named Executive Officer Group (6 persons):	367,834	34,309	74,539	257,036	293,474	13,000	280,464
Non-Executive Director Group:
Patricia M. Bedient	0	0	0	0	4,126	4,126	0
Marion C. Blakey	0	0	0	0	425	425	0
Phyllis J. Campbell	0	0	0	0	4,126	4,126	0
Mark R. Hamilton	0	0	0	0	4,126	4,126	0
Jessie J. Knight, Jr.	0	0	0	0	4,126	4,126	0
R. Marc Langland	0	0	0	0	4,126	4,126	0
Dennis F. Madsen	0	0	0	0	4,126	4,126	0
Byron I. Mallott	0	0	0	0	4,126	4,126	0
J. Kenneth Thompson	0	0	0	0	4,126	4,126	0
Total for Current Non-Executive Director Group:	0	0	0	0	33,433	33,433	0
Each other person who has received 5% or more of the options, warrants or rights under the 2008 Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
All employees, including all current officers who are not executive officers or directors, as a group	241,279	57,037	33,190	139,286	516,035	6,060	509,975
Total	609,113	91,346	107,729	396,322	842,942	52,493	790,439

Mr. Ayer, Mr. Tilden and each of the non-executive directors identified above is a nominee for re-election as a director at the 2011 annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDED ALASKA AIR GROUP 2008 PERFORMANCE INCENTIVE PLAN

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EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains four equity compensation plans that have been approved by the Company’s stockholders: the 2008 Plan, the 2004 Plan, the 2010 Employee Stock Purchase Plan (the “ESPP”) and the 1999 Plan. In addition, the Company currently maintains the 1997 Non-Officer Long-Term Incentive Equity Plan (the “1997 Plan”) which was not approved by the Company’s stockholders. Stockholders are being asked to approve certain amendments to the 2008 Plan, as described above.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding options and other rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2010.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options		Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	2,044,477	(1)	$30.28	(2)	3,560,866	(3)
Equity compensation plans not approved by stockholders(4)	8,500		$28.31		N/A
Total	2,052,977		$30.20	(2)	3,560,866

(1)	Of these shares, 474,683 were subject to options then outstanding under the 2008 Plan, and 691,572 were subject to outstanding restricted, performance and deferred stock unit awards granted under the 2008 Plan. In addition, 564,245 were subject to options and 214,885 were subject to restricted stock units then outstanding under the 2004 Plan, and 99,092 shares were subject to options then outstanding under the 1999 Plan. Outstanding performance awards are reflected in the table assuming that the target level of performance will be achieved. No new award of grants may be made under the 2004 Plan or the 1999 Plan.

(2)	This number does not reflect the 691,572 shares that were subject to outstanding stock unit awards granted under the 2008 Plan.

(3)	Of the aggregate number of shares that remained available for future issuance, 1,560,866 shares were available under the 2008 Plan and 2,000,000 shares were available under the ESPP. Subject to certain express limits of the 2008 Plan, shares available for award purposes under the 2008 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of our common stock including, without limitation, stock bonuses, restricted stock, restricted stock units and performance shares. Full-value shares issued under the 2008 Plan are counted against the share limit as 1.7 shares for every one share issued. This table does not give effect to that rule. This table also does not reflect the 2,200,000 additional shares that will be available under the 2008 Plan if stockholders approve the amendments to the 2008 Plan.

(4)	All of these shares were subject to options then outstanding under the 1997 Plan. No new award of grants may be made under the 1997 Plan.

1997 Non-Officer Long-Term Incentive Equity Plan

The 1997 Plan terminated on November 3, 2002 and no further awards may be granted under the plan. Awards granted before that date remain outstanding in accordance with their terms. Employees of the Company who were not officers or non-employee directors were eligible for award of grants under the 1997 Plan. The 1997 Plan is administered by the Compensation Committee. The Committee has broad discretion authority to construe and interpret the plan. No award or any interest in any award granted under the 1997 Plan may be transferred in any manner, other than by will or the laws of descent and distribution, except as otherwise provided by the Committee.

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CORPORATE GOVERNANCE

Structure of the Board of Directors

In accordance with the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws, our business affairs are managed under the direction of our Board of Directors. Directors meet their responsibilities by, among other things, participating in meetings of the Board and Board committees on which they serve, discussing matters with our Chairman and CEO and other officers, reviewing materials provided to them, and visiting our facilities.

Pursuant to the Bylaws, the Board of Directors has established four standing committees, which are the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Safety Committee. Only independent directors serve on these committees. The Board has adopted a written charter for each committee. The charters of the Audit, Compensation, Governance and Nominating, and Safety Committees are posted on the Company’s website and can be accessed free of charge at http://www.alaskaair.com/ and are available in print to any stockholder who submits a written request to the Company’s Corporate Secretary.

The table below shows the current membership of the standing Board committees. An asterisk (*) identifies the chair of each committee.

Board Committee Memberships

Name	Audit	Compensation	Governance and Nominating	Safety
Patricia M. Bedient	•*
Marion C. Blakey	•			•
Phyllis J. Campbell		•*	•
Jessie J. Knight, Jr.			•	•
R. Marc Langland			•*
Dennis F. Madsen	•	•
Byron I. Mallott			•	•
J. Kenneth Thompson		•		•*

The principal functions of the standing Board committees are as follows:

Governance and Nominating Committee

Pursuant to its charter, the Governance and Nominating Committee’s responsibilities include the following:

1. Develop and monitor the Corporate Governance Guidelines.

2. Evaluate the size and composition of the Board and annually review compensation paid to members of the Board.

3. Develop criteria for Board membership.

4. Evaluate the independence of existing and prospective members of the Board.

5. Seek qualified candidates for election to the Board.

6. Evaluate the nature, structure and composition of other Board committees.

7. Take steps it deems necessary or appropriate with respect to annual assessments of the performance of the Board and each Board committee, including itself.

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8. Annually review and reassess the adequacy of the Committee’s charter and its performance, and recommend any proposed changes in the charter to the Board of Directors for approval.

Audit Committee

Pursuant to its charter, the Audit Committee’s responsibilities include the following:

1. Matters pertaining to the independent registered public accountants

•	Appoint them and oversee their work.

•	Review at least annually their statement regarding their internal quality-control procedures and their relationship with the Company.

•	Maintain a dialogue with respect to their independence.

•	Pre-approve all auditing and non-auditing services they are to perform.

•	Review annual and quarterly financial statements and filings made with the SEC.

•	Receive and review communications required from the independent registered public accountants under applicable rules and standards.

•	Establish clear hiring policies for employees and former employees of the independent registered public accountants.

•	Review audited financial statements with management and the independent registered public accountants.

•	Receive and review required communications from the independent registered public accountants.

2. Matters pertaining to the internal accountants

•	Review the planned activities and results of the internal auditors and any changes in the internal audit charter.

3. Matters pertaining to filings with government agencies

•	Prepare the Audit Committee Report required for the annual proxy statement.

4. Matters pertaining to controls

•	Review major financial reporting risk exposure and adequacy and effectiveness of associated internal controls.

•	Review procedures with respect to significant accounting policies and the adequacy of financial controls.

•	Discuss with management policies with respect to risk assessment and risk management, including the process by which the Company undertakes risk assessment and management.

•	Discuss with management, as appropriate, earnings releases and any information provided to analysts and ratings agencies.

•

Develop, monitor and reassess from time to time a corporate compliance program, including a code of conduct and ethics policy, decide on requested changes to or waivers of such program and code relating to officers and directors, and establish procedures for confidential treatment of complaints concerning accounting, internal controls or auditing matters.

•

Obtain and review at least quarterly a statement from the CEO, CFO and disclosure committee members disclosing any significant deficiencies in internal controls and any fraud that involves management or other employees with significant roles in internal controls.

5. Annually review and reassess the adequacy of the Committee’s charter and performance and recommend for Board approval any proposed changes to the charter.

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Compensation Committee

Pursuant to its charter, the Compensation Committee’s responsibilities include the following:

1. Establish the process for approving corporate goals relevant to CEO compensation and for evaluating CEO performance in light of those goals.

2. Set the salary of the CEO.

3. Approve salaries of other elected executive officers of Alaska Airlines and Horizon Air.

4. Set annual goals under the Performance-Based Pay and Operational Performance Rewards plans and administer the plans.

5. Grant stock awards and stock options.

6. Administer the supplementary retirement plans for elected officers and the equity-based incentive plans.

7. Make recommendations to the Board regarding other executive compensation issues, including modification or adoption of plans.

8. Fulfill ERISA fiduciary and non-fiduciary functions for tax-qualified retirement plans by monitoring the Alaska Air Group Pension/Benefits Administrative Committee, Defined Contribution Retirement Benefits Administrative Committee, and Pension Funds Investment Committee, and the Horizon Air Profit Sharing Administrative Committee, and approve the membership of those committees, trustees and trust agreements, and the extension of plan participation to employees of subsidiaries.

9. Approve the terms of employment and severance agreements with elected officers and the form of change-in-control agreements.

10. Review executive-level leadership development and succession plans.

11. Administer and make recommendations to the Board of Directors with respect to the Company’s equity and other long-term incentive equity plans.

12. Produce the report on executive compensation required for the annual proxy statement.

13. Annually review and reassess the adequacy of the Committee’s charter and its performance, and recommend any proposed changes in the charter to the Board of Directors for approval.

Safety Committee

Pursuant to its charter, the Safety Committee’s responsibilities include the following:

1. Monitor management’s efforts to ensure the safety of passengers and employees of the Air Group companies.

2. Monitor and assist management in creating a uniform safety culture that achieves the highest possible industry performance measures.

3. Review management’s efforts to ensure aviation security and reduce the risk of security incidents.

4. Periodically review with management and outside experts all aspects of airline safety.

5. Evaluate the Company’s health, safety and environmental policies and practices.

6. Annually review and reassess the adequacy of the Committee’s performance and its charter, and recommend any proposed changes in the charter to the Board of Directors for approval.

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Board and Committee Meetings

In 2010, the Board of Directors held six regular meetings. The standing Board committees held the following number of meetings in 2010:

•	Audit Committee — 8

•	Compensation Committee — 6

•	Governance and Nominating Committee — 4

•	Safety Committee — 6

Each director attended at least 92% of all Board and applicable committee meetings during 2010. Each director is expected to attend the Company’s Annual Meeting of Stockholders. Last year, all directors attended the annual meeting.

Director Independence

The Board of Directors of the Company has determined that all of the directors except Mr. Ayer and Mr. Tilden, which includes each member of the Audit Committee, Governance and Nominating Committee, and Compensation Committee, are independent under the NYSE listing standards and the Company’s independent director standards that are set forth in the Company’s Corporate Governance Guidelines. In making its determination, the Board of Directors considered the amount of charitable contributions made by the Company to certain charitable organizations on which Ms. Bedient serves as director and the amount of a charitable contribution made by the Company to the University of Alaska where former director Mr. Mark Hamilton was previously employed as president. After consideration of these matters and in accordance with the Board’s independent director criteria, the Board of Directors affirmatively determined that none of these matters is a material relationship with the Company because the amounts of the contributions were immaterial with respect to the Company’s and the charitable organizations’ annual revenues.

Each member of the Company’s Audit Committee meets the additional independence, financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE relating to audit committees or required by the SEC. The Board has determined that Ms. Bedient is an audit committee financial expert as defined in SEC rules.

The Corporate Governance Guidelines are available on the Company’s internet website at http://www.alaskaair.com and are available in print to any stockholder who submits a written request to the Company’s Corporate Secretary. Specifically, the Board has determined that independent directors meet the following criteria:

An independent director must have no material relationship with the Company, based on all material facts and circumstances. At a minimum, an independent director must meet each of the categorical standards listed below.

1. The director has not, within the last three years, been employed by and no immediate family member has been an executive officer of the Company.

2. Neither the director nor any immediate family member has, in any 12-month period in the last three years, received more than $100,000 in direct compensation from the Company, other than compensation for director or committee service and pension or other deferred compensation for prior service.

3. (i) Neither the director nor any immediate family member is a current partner of the Company’s independent accountants firm; (ii) the director is not a current employee of

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the independent accountants firm; (iii) no immediate family member is a current employee of the independent accountants firm working in its audit, assurance or tax compliance practice; and (iv) neither the director nor any immediate family member was an employee or partner of the independent accountants firm within the last three years and worked on the Company’s audit within that time.

4. Neither the director nor any immediate family member has, within the last three years, been part of an interlocking directorate. This means that no executive officer of the Company serves on the compensation committee of a company that employs the director or immediate family member.

5. The director is not currently an employee and no immediate family member is an executive officer of another company (i) that represented at least 2% or $1 million, whichever is greater, of the Company’s gross revenues, or (ii) of which the Company represented at least 2% or $1 million, whichever is greater, of such other company’s gross revenues, in any of the last three fiscal years. Charitable contributions are excluded from this calculation.

The Board considers that the following situations do not create material relationships:

1. the receipt by a director of retirement compensation earned under one or more tax-qualified or nonqualified plans during the director’s employment with the Company;

2. ordinary-course business between the Company and an organization of which the Board member is an officer or director, where the amount of such business is immaterial with respect to the Company’s or the organization’s annual revenues; or

3. the receipt of cash or in-kind contributions from the Company by a tax-exempt charitable organization of which the Board member is an officer or director, the value of which is immaterial with respect to the Company’s or the charitable organization’s annual revenues.

For the purposes of these standards, “Company” includes all Alaska Air Group subsidiaries and other affiliates. “Immediate family member” includes the director’s spouse, domestic partner, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and anyone sharing the director’s home. The independence standards for the members of the Audit Committee provide that in addition to the foregoing standards they may not (a) receive any compensation other than director’s fees for Board and Audit Committee service and permitted retirement pay, or (b) be an “affiliate” of the Company as defined by applicable SEC rules.

Director Nomination Policy

Identification and Evaluation of Candidates

1. Internal Process for Identifying Candidates

The Governance and Nominating Committee (the “Committee”) has two primary methods for identifying candidates (other than those proposed by the Company’s stockholders, as discussed below). First, on a periodic basis, the Committee solicits ideas for possible candidates from a number of sources including, but not limited to, members of the Board, senior-level Company executives, individuals personally known to the members of the Board, and research.

Additionally, the Committee may, from time to time, use its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve any such firms’ fees and other retention terms). If the Committee

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retains one or more search firms, those firms may be asked to identify possible candidates who meet the minimum and desired qualifications established by the Committee and to undertake such other duties as the Committee may direct.

2. Candidates Proposed by Stockholders

a. General Nomination Right of All Stockholders

Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in Article II, Section 9 of the Company’s Bylaws. The provisions generally require that written notice of a stockholder’s intent to make a nomination for the election of directors be received by the Corporate Secretary of the Company no later than the close of business on 90th day, and no earlier than the close of business on the 120 day, prior to the first anniversary of the prior year’s annual meeting. The written notice submitted by a stockholder must also satisfy the additional informational requirements set forth in Article II, Section 9 of the Bylaws. See “Submission of Proposals for Next Annual Meeting” for further information about the deadlines applicable to the submission of director nominations for next year’s annual meeting of stockholders.

The Corporate Secretary and General Counsel will send a copy of the Company’s Bylaws to any interested stockholder who requests them. The Company’s Bylaws are also available on the Company’s website at http://www.alaskaair.com.

b. Consideration of Director Candidates Recommended by Stockholders

The Committee will evaluate candidates recommended by a single stockholder, or group of stockholders, that has beneficially owned more than 5% of the Company’s outstanding common stock for at least one year and that satisfies the notice, information and consent provisions set forth below (such individual or group is referred to as the “Qualified Stockholder”). The Committee’s policy on the evaluation of candidates recommended by stockholders who are not Qualified Stockholders is to evaluate such recommendations, and establish procedures for such evaluations, on a case-by-case basis. This policy allows the Committee to devote an appropriate amount of its own and the Company’s resources to each such recommendation, depending on the nature of the recommendation itself and any supporting materials provided. In addition, as discussed above, non-Qualified Stockholders have the ability to nominate one or more director candidates directly at the annual meeting. All candidates (whether identified internally or by a stockholder) who, after evaluation, are then recommended by the Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.

c. Initial Consideration of Candidates Recommended by Qualified Stockholders

The Committee will evaluate candidates recommended by Qualified Stockholders in accordance with the following procedures.

Qualified Stockholders may propose a candidate for evaluation by the Committee by delivering a written notice to the Committee satisfying each of the requirements described below (the “Notice”). The Notice must be received by the Committee not less than 120 calendar days before the anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. No such notice was received in connection with the 2011 Annual Meeting.

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Any candidate recommended by a Qualified Stockholder must be independent of the Qualified Stockholder in all respects (i.e., free of any material personal, professional, financial or business relationships from the nominating stockholder), as determined by the Committee or by applicable law. Any candidate submitted by a Qualified Stockholder must also meet the definition of an “independent director” under applicable NYSE rules.

The Notice shall also contain or be accompanied by the following information or documentation:

•

Proof of the required stock ownership (including the required holding period) of the stockholder or group of stockholders. The Committee may determine whether the required stock ownership condition has been satisfied for any stockholder that is the stockholder of record. Any stockholder that is not the stockholder of record must submit such evidence as the Committee deems reasonable to evidence the required ownership percentage and holding period.

•	A written statement that the stockholder intends to continue to own the required percentage of shares through the date of the annual meeting with respect to which the candidate is nominated.

•	The name or names of each stockholder submitting the proposal, the name of the candidate, and the written consent of each such stockholder and the candidate to be publicly identified.

•

Regarding the candidate, such person’s name, age, business and residence address, principal occupation or employment, number of shares of the Company’s stock beneficially owned, if any, a written résumé or curriculum vitae of personal and professional experiences, and all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “Exchange Act”).

•

Regarding the candidate, information, documents or affidavits demonstrating to what extent the candidate meets the required minimum criteria, and the desirable qualities or skills, established by the Committee. The Notice must also include a written statement that the stockholder submitting the proposal and the candidate will make available to the Committee all information reasonably requested in furtherance of the Committee’s evaluation of the candidate.

•

Regarding the stockholder submitting the proposal, the person’s business address and contact information and any other information that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act.

•	The signature of each candidate and of each stockholder submitting the proposal.

The Notice shall be delivered in writing by registered or certified first-class mail, postage prepaid, to the following address:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

The Corporate Secretary and General Counsel will promptly forward the Notice to the Lead Director and Chair of the Governance and Nominating Committee.

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d. Initial Consideration of Candidates Recommended by Other Stockholders

If, based on the Committee’s initial screening of a candidate recommended by a Qualified Stockholder, a candidate continues to be of interest to the Committee, the Chair of the Committee will request that the CEO interview the candidate and the candidate will be interviewed by one or more of the other Committee members. If the results of these interviews are favorable, the candidate recommended by a Qualified Stockholder will be evaluated as set forth below. Except as may be required by applicable law, rule or regulation, the Committee will have no obligation to discuss the outcome of the evaluation process or the reasons for the Committee’s recommendations with any Qualified Stockholder who made a proposal.

3. Evaluation of Candidates

As to each recommended candidate that the Committee believes merits consideration, the Committee will cause to be assembled information concerning the background, qualifications and appropriate references of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate. The Committee will then (i) determine if the candidate satisfies the qualifications set forth below under the caption “Policy on Minimum Qualifications for All Directors”; (ii) conduct interviews with the candidate as it deems necessary and appropriate; and (iii) consider the contribution that the candidate can be expected to make to the overall functioning of the Board. The Committee will then meet to consider and finalize its list of recommended candidates for the Board’s consideration.

The Governance and Nominating Committee will consider incumbent candidates based on the same criteria used for candidates recommended by Qualified Stockholders, provided that incumbents will also be considered on the basis of the Committee’s annual evaluations of the effectiveness of the Board, its committees and their members.

Policy on Minimum Qualifications for All Directors

While there is no formal list of qualifications, the Governance and Nominating Committee considers, among other things, the prospective nominee’s relevant experience, intelligence, independence, commitment, ability to work with the CEO and within the Board culture, prominence, diversity, age, understanding of the Company’s business, and other factors deemed relevant to Alaska Air Group Board service. Diversity is considered broadly, not merely with regard to race, gender, or national origin, but also with regard to general background, geographical location, and other facts. The consideration of diversity is implemented through discussions at the Governance and Nominating Committee. In addition, on an annual basis, as part of the Board’s self-evaluation, the Board assesses whether the mix and diversity of Board members is appropriate for the Company. For a candidate to serve as an independent director, an independent and questioning mindset is critical. The Committee also considers a prospective candidate’s workload and whether he or she would be able to attend the vast majority of Board meetings, be willing and available to serve on Board committees, and be able to devote the additional time and effort necessary to keep up with Board matters and the rapidly changing environment in which the Company operates. Different substantive areas may assume greater or lesser significance at particular times, in light of the Board’s

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present composition and the Committee’s (or the Board’s) perceptions about future issues and needs. Relevant experiences might include, among other things, CEO experience, senior-level international experience, senior-level regulatory or legal experience, and relevant senior-level expertise in one or more of the following areas — finance, accounting, sales and marketing, safety, organizational development, information technology, and government and public relations.

Board Leadership

The Board currently has a combined Chair and CEO and an independent Lead Director. The designation of a lead director is intended to promote independence and appropriate oversight of management. The Lead Director serves as the Chair of the Governance and Nominating Committee. The Lead Director’s responsibilities are (a) to preside over periodic meetings of non-management directors as described in Section 2.1.3 of the Company’s Corporate Governance Guidelines; (b) to lead the non-management directors’ annual evaluation of the CEO; (c) to conduct interviews annually, including a discussion of each individual director’s self-assessment of his or her contribution, prior to nomination for election at the next annual meeting; (d) to discuss any proposed changes to committee assignments with each affected director annually in advance of the Governance and Nominating Committee making its committee membership recommendations to the Board; (e) to review and provide input to Board meeting agendas; and (f) such other duties as may be described in the Company’s Corporate Governance Guidelines. In choosing this structure, the Board takes into consideration the highly technical nature of the airline business and the importance of having deep, specific industry knowledge when setting agendas and leading the Board’s discussions on issues of strategic importance. Because the CEO is responsible for the day-to-day operation of the Company and for implementation of the Company’s strategy, which is of critical importance to the Company’s performance, the Board believes that he or she generally is best suited to serve as Board Chair. The Board may decide to separate the CEO and Chair roles from time to time at its discretion, especially during a transition of leadership.

Risk Oversight

Alaska Air Group has adopted an enterprise wide Risk Analysis and Oversight Program. This Program is designed to: a) identify the various risks faced by the organization; b) assign responsibility for managing those risks to individual executives within the management ranks; and c) align these management assignments with appropriate board-level oversight.

Responsibility for the oversight of the Program itself has been delegated to the Board’s Audit Committee. In turn, the Audit Committee has tasked the Company’s Chief Risk, Compliance and Ethics Officer with the day-to-day design and implementation of the Program. Under the Program, an Alaska Air Group Risk Matrix has been developed and the organization’s most prominent risks have been identified, responsibility has been assigned to appropriate executives, and assignments have been aligned for appropriate Board oversight. Responsibility for managing these risks includes strategies related to both mitigation (acceptance and management) and transfer (insurance). The Risk Matrix is an ever-changing document and is updated continuously. At a minimum, the Audit Committee receives quarterly written reports regarding the Program and an annual in-person review of the Program’s status by the Chief Risk, Compliance and Ethics Officer.

The Program also provides that each year the Audit Committee and the Governance and Nominating Committee of the Air Group Board

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work with the Chief Risk, Compliance and Ethics Officer and Air Group’s Management Executive Committee to identify the most pressing risk issues for the next year. This subset of the Risk Matrix is then designated for heightened oversight during the next year, including in-person presentations by the designated management executive to the appropriate Board entity. Furthermore, these areas of emphasis regarding risk(s) are specifically reviewed and discussed with executive management during an annual executive officer planning session, in the third quarter of each year, and are incorporated into the process of developing the Air Group strategic plan for the coming year.

As part of its oversight of the Company’s executive compensation program, the Compensation Committee, along with its current independent consultant, Mercer Consulting (retained by the Committee in late 2009), and the Company’s management team, has reviewed the risk impact of the Company’s executive compensation. Based on this review, the Company has concluded that its executive compensation programs do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on the Company.

The Company believes that its leadership structure, discussed in detail under the heading “Board Leadership” above, supports the risk oversight function of the Board for the same reasons that it believes the leadership structure is most effective for the Company, namely that, while facilitating open discussion and communication from independent members of the Board, it ensures that strategic discussions are led by an individual with a deep understanding of the highly technical and complex nature of the airline business.

Executive Sessions and Lead Director

The Air Group Board holds regular executive sessions of non-management directors quarterly. As provided in the Charter of the Governance and Nominating Committee, the Lead Director who presides over these executive sessions is the Chair of the Governance and Nominating Committee.

Stockholder Communication Policy

Any stockholder or interested party who wishes to communicate with the Alaska Air Group Board of Directors or any specific directors, including the Lead Director (who presides over executive sessions of the non-employee directors) or with the non-employee directors as a group, may write to:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

Depending on the subject matter, management will:

•

forward the communication to the director or directors to whom it is addressed (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded by management to the Chair of the Audit Committee for review);

•

attempt to handle the inquiry directly (for example, where it is a request for information about the Company’s operations or it is a stock-related matter that does not appear to require direct attention by the Board or any individual director); or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the Governance and Nominating Committee, the Corporate Secretary presents a summary of all communications received since the last meeting of the Governance and Nominating Committee and will make those communications available to any director on request.

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2010 DIRECTOR COMPENSATION

The following table presents information regarding the compensation paid for 2010 to members of our Board of Directors who are not also our employees (referred to herein as “Non-Employee Directors”). The compensation paid to Mr. Ayer and Mr. Tilden, who are also our employees, is presented in the Summary Compensation Table and the related explanatory tables. Neither Mr. Ayer nor Mr. Tilden receive additional compensation for their service as directors.

Name (a)	Fees Earned or Paid in Cash ($) (1) (b)	Stock Awards ($) (2) (c)	Option Awards ($) (2) (d)	Non-Equity Incentive Plan Compensation ($) (2) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2) (f)	All Other Compensation ($) (3)	Total ($) (h)
Patricia M. Bedient	58,482	35,968	0	0	0	1,260	95,710
Marion C. Blakey(4)	25,084	20,999	0	0	0	545	46,628
Phyllis J. Campbell	55,382	35,968	0	0	0	19,281	110,631
Mark R. Hamilton(5)	50,632	35,968	0	0	0	21,130	107,730
Jessie J. Knight, Jr.	50,582	35,968	0	0	0	6,073	91,423
R. Marc Langland	63,932	35,968	0	0	0	20,459	119,855
Dennis F. Madsen	53,982	35,968	0	0	0	16,010	105,960
Byron I. Mallott	49,332	35,968	0	0	0	33,491	118,791
J. Kenneth Thompson	56,332	35,968	0	0	0	27,380	119,680

(1)	Following the 2010 Annual Meeting, directors received an annual cash retainer of $43,000 in lieu of payments for individual board and committee meeting fees and interim telephone update participation fees. Prior to the 2010 Annual Meeting, directors received attendance fees for each meeting attended. In addition to the $43,000 annual retainer, the compensation for non-employee directors included the following:

•	an annual retainer of $10,000 to the Governance and Nominating Committee chair, who is also the Lead Director;

•	an annual retainer of $8,000 to the Audit Committee chair and $5,000 to Compensation and Safety Committee chairs;

•	an annual retainer of $1,000 to non-employee directors who also served on the Boards of Directors of Alaska Airlines or Horizon Air;

•	reimbursement of expenses in connection with attending Board and committee meetings as well as expenses in connection with director education.

(2)	In addition to the annual cash retainer, non-employee directors are granted deferred stock units under the 2008 Performance Incentive Plan, with the number of fully vested stock units determined by dividing $36,000 by the closing price of the Company’s common stock on the date of the annual stockholders meeting. The stock units will be paid in shares of common stock on a one-for-one basis following the termination of the director’s service as a member of the Board.

As of December 31, 2010, non-employee directors each held 4,126 fully vested deferred stock units with the exception of Ms. Blakey who held 425 fully vested deferred stock units. See discussion of these awards in Note 10 to the Company’s Consolidated Financial Statements included as part of the Company’s 2010 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference. The non-employee directors do not hold any outstanding options.

Alaska Air Group directors do not participate in any non-equity incentive compensation plans, nor do they participate in a nonqualified deferred compensation plan. Directors do not receive pension benefits for their service.

(3)

As part of each director’s compensation, the Non-Employee Director and the Non-Employee Director’s spouse were provided transportation on Alaska Airlines and Horizon Air. Included in the All Other Compensation column

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for each Non-Employee Director is the incremental cost to the Company of providing these benefits, as well as the value of each director’s (and his or her spouse’s) membership in the Company’s airport Boardroom program. Positive-space travel is a benefit unique to the airline industry. By providing this travel without tax consequences to Non-Employee Directors, the Company is able to deliver a highly valued benefit at a low cost, and believes this benefit encourages Non-Employee Directors to travel, thus enhancing their connection to the Alaska Airlines and Horizon Air products and services.

In addition, the All Other Compensation column includes the value of reimbursements for taxes on the transportation benefits provided to each director as quantified below:

Director	Value of Taxes Paid ($)
Patricia M. Bedient	720
Marion C. Blakey	0
Phyllis J. Campbell	18,736
Mark R. Hamilton	20,585
Jessie J. Knight, Jr.	5,528
R. Marc Langland	19,914
Dennis F. Madsen	15,465
Byron I. Mallott	32,946
J. Kenneth Thompson	26,835

(4)	Ms. Blakey was appointed to the Board in October 2010. The cash retainer paid and value of deferred stock units granted to Ms. Blakey were prorated based on the remaining months of service in the 2010-2011 service period.

(5)	Mr. Hamilton resigned from the Board effective January 9, 2011.

CODE OF CONDUCT AND ETHICS

The Company has adopted a Code of Conduct and Ethics that applies to all employees of the Company, including our CEO, CFO, principal accounting officer and persons performing similar functions. The Code of Conduct and Ethics is located on the Company’s internet website at http://www.alaskaair.com and is available in print to any stockholder who requests it.

Information on the Company’s website, however, does not form a part of this proxy statement. The Company intends to disclose any amendments (other than technical, administrative or non-substantive amendments) to, and any waivers from, a provision of the Code of Conduct and Ethics for directors or executive officers on the Company’s internet website.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approval of Related Person Transactions

The Board of Directors has adopted a written policy for review, approval or ratification of any transaction, arrangement or relationship in which (i) the Company was, is or will be a participant, (ii) the aggregate amount involved exceeds $120,000 in any calendar year, and (iii) a related person has or will have a direct or indirect material interest (other than solely as a result of being a director or the beneficial owner of less than 10% of another entity). For purposes of the policy, a related person is (i) any person who is, or at any time since the beginning of the last fiscal year was, one of the directors or executive officers or a nominee to become a director, (ii) any beneficial owner of more than 5% of our common stock, or (iii) any immediate family member of any the these persons.

Under the policy, once a related person transaction has been identified, the Audit Committee (or, for transactions that involve less than $1 million in the aggregate, the Chair of the Audit Committee) must review the transaction for approval or ratification. Members of the Audit Committee or the Chair of the Audit Committee, as applicable, will review all relevant facts regarding the transaction in determining whether to approve or ratify it, including the extent of the related person’s interest in the transaction, whether the terms are comparable to those generally available in arms’ length transactions, and whether the transaction is consistent with the best interests of the Company. The related person involved in the transaction will participate in the approval or ratification process only to provide additional information as requested for the review. Once initially approved or ratified, all transactions with related persons will be reviewed at least annually.

The policy does not require review or approval of the following transactions: (i) employment by the Company of an executive officer unless he or she is an immediate family member of another related person; (ii) any compensation paid by the Company to a director; and (iii) a transaction in which a related person’s interest arises solely from the ownership of equity securities and all holders of the securities receive the same benefit on a pro rata basis.

Certain Transactions with Related Persons

The Company and its subsidiaries have transactions in the ordinary course of business with other corporations of which the Company’s executive officers or directors or members of their immediate families are directors, executive officers, or stockholders. The amounts involved are less than the disclosure thresholds set by the SEC, or the executive officer or director or his or her family member does not have a direct or indirect material interest, as that term is used in SEC rules, in the transaction.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and certain of its officers to send reports of their ownership of Company common stock and changes in such ownership to the SEC and the NYSE. The Company assists its directors and officers by preparing forms for filing. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file a report on a timely basis. A Form 4 due May 14, 2010 for Mr. Keith Loveless, relating to a same-day exercise and sale of stock options, was instead filed on May 17, 2010. Except for this report on Form 4, based on a review of copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that everyone subject to Section 16(a) filed the required reports on a timely basis during 2010.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Selection of Independent Accountants for the Current Fiscal Year

The Audit Committee of the Board of Directors has selected, and is recommending that stockholders ratify, KPMG LLP (“KPMG”) as the Company’s independent accountants for the 2011 fiscal year. KPMG also served as the Company’s independent accountants for fiscal 2010. Representatives of KPMG are expected to attend the meeting to respond to questions from stockholders and will have the opportunity to make a statement, if they wish to do so.

Fees Paid to Independent Accountants

During fiscal years 2010, 2009 and 2008, the Company retained KPMG as its principal auditors. The independent accountants provided services in the following categories and amounts:

2010	KPMG LLP
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews(1)	$1,011,950
Audit-Related Fees(2)	142,216
Tax Fees(3)	17,366
All Other Fees(4)	25,000
Total Fees for 2010	$1,196,532

2009	KPMG LLP
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews(1)	$1,036,907
Audit-Related Fees(2)	138,365
Tax Fees(3)	22,108
All Other Fees(4)	25,000
Total Fees for 2009	$1,222,380

2008	KPMG LLP
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews(1)	$1,127,591
Audit-Related Fees(2)	166,224
All Other Fees(4)	30,500
Total Fees for 2008	$1,324,315

(1)	Audit fees represent the arranged fees for the years presented, including the annual audit of internal controls as mandated under Sarbanes-Oxley Section 404, and out-of-pocket expenses reimbursed during the respective year.

(2)	Consists of fees paid in connection with the audit of Air Group’s employee benefit plans in all years and, in 2008, fees incurred in connection with the Form S-8 Registration Statement filed on June 18, 2008.

(3)	Consists of fees paid for professional services in connection with tax consulting related to specific aircraft leasing and acquisition matters. These services were pre-approved by the Audit Committee.

(4)	Consists of fees paid for professional services in connection with (i) the audit of passenger facility charges and examination of related controls, (ii) the examination of agreed-upon procedures for the U.S. Citizenship and Immigration Services, and in 2008, (iii) agreed-upon procedures regarding Air Group’s employee incentive pay plans.

The Audit Committee has considered whether the provision of the non-audit services referenced above is compatible with maintaining the independence of the Company’s independent accountants, and has determined that it does not impact the independence of the accountants.

Independent Auditor Engagement Policy

The Audit Committee has established an Independent Auditor Engagement Policy that is designed to ensure that the Company’s independent accountant performs its services independently and with the highest integrity and professionalism. The Audit Committee reviews the policy annually.

The policy provides that any engagement of the Company’s outside accountant must be consistent with principles determined by the SEC, namely, whether the independent accountant is capable of exercising impartial judgment on all issues encompassed within the accountant’s engagement.

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Permitted services under the policy include audit services, audit-related services, certain tax services and certain other services not prohibited by SEC rules or other federal regulations. Before retaining its independent accountant for non-audit services, the Audit Committee will consider factors such as whether the services might compromise the accountant’s independence, whether the accountant is the best provider for the services, and the appropriate proportion of audit to non-audit services.

All services must be pre-approved by the Audit Committee except for certain services other than audit, review or attest services that meet the “de minimis exception” under 17 CFR Section 210.2-01, namely:

•

the aggregate amount of fees paid for all such services is not more than five percent (5%) of the total fees paid by the Company to its accountant during the fiscal year in which the services are provided;

•	such services were not recognized by the Company at the time of the engagement to be non-audit services; and

•	such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

During fiscal years 2010, 2009 and 2008, there were no such services that were performed pursuant to the “de minimis exception.”

AUDIT COMMITTEE REPORT

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act, as amended, or incorporated by reference in any document so filed.

Review of Our Company’s Audited Financial Statements

The Audit Committee has reviewed and discussed with management and KPMG, the Company’s independent accountants, the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements.

The discussions with KPMG also included the material and judgmental matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Committee has also received and reviewed the written disclosures and the KPMG letter required by PCAOB Rule 3526, Communicating with Audit Committees Concerning Independence, and has discussed with KPMG their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Alaska Air Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Audit Committee of the Board of Directors

Patricia M. Bedient, Chair

Marion C. Blakey, Member

Mark R. Hamilton, Member*

Dennis F. Madsen, Member

*	Mr. Hamilton resigned from the Board effective January 9, 2011.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows how much Company common stock is owned as of March 18, 2011, by (a) each director and nominee, (b) each of the Company’s executive officers named in the Summary Compensation Table, and (c) all executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned.

Ownership of Management

Name	Number of Shares of Common Stock Owned(1)	Options Exercisable within 60 Days	Total Shares Beneficially Owned(2)	Percent of Outstanding Shares(3)
William S. Ayer	47,372	202,105	249,477	*
Patricia M. Bedient	7,208	0	7,208	*
Marion C. Blakey	425	0	425	*
Phyllis J. Campbell	7,350	0	7,350	*
Jessie J. Knight, Jr.	8,378	0	8,378	*
R. Marc Langland	9,974	0	9,974	*
Dennis F. Madsen	8,064	0	8,064	*
Byron I. Mallott	8,083	0	8,083	*
J. Kenneth Thompson	14,208	0	14,208	*
Bradley D. Tilden	30,649	87,944	118,593	*
Glenn S. Johnson	23,476	0	23,476	*
Benito Minicucci	4,519	10,994	15,513	*
Jeffrey D. Pinneo	11,713	12,350	24,063	*
Brandon S. Pedersen	4,515	9,710	14,225	*
All Company directors and executive officers as a group (17 persons)	199,549	332,964	532,513	*

 *Less than 1%

(1)	Consists of the aggregate total of shares of common stock held by the reporting person either directly or indirectly, including 401(k) plan holdings.

(2)	Total beneficial ownership is determined in accordance with the rules of the SEC and represents the sum of the columns “Number of Shares of Common Stock Owned” and “Options Exercisable within 60 Days.” Beneficial ownership does not include shares of common stock payable upon the vesting of restricted stock units, none of which will vest within 60 days, as follows: Mr. Ayer, 85,413; Mr. Johnson, 23,102; Mr. Tilden, 33,744; Mr. Minicucci, 45,290; Mr. Pinneo, 17,400; and Mr. Pedersen, 13,305. This table also excludes shares of common stock payable upon vesting of performance stock units, none of which will vest within the next 60 days, and which are described in the “2010 Grants of Plan Based Awards” table on page 60.

Total shares beneficially owned reported for non-employee directors also include common shares to be issued upon the director’s resignation from the board. The aggregate number of deferred stock units granted to date: Ms. Bedient, 4,126; Ms. Blakey, 425; Ms. Campbell, 4,126; Mr. Knight, 4,126; Mr. Langland, 4,126; Mr. Madsen, 4,126; Mr. Mallott, 4,126; and Mr. Thompson, 4,126.

(3)	We determined applicable percentage ownership based on 36,031,033 shares of our common stock outstanding as of March 18, 2011.

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The table below identifies those persons known by us to have beneficial ownership of more than 5% of the Company’s outstanding common stock, as of March 18, 2011.

5% or More Beneficial Ownership

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Outstanding Shares (1)

BlackRock, Inc. (2)	3,122,156	8.7%
40 East 52nd Street New York, New York 10022

PRIMECAP Management Company (3)(4)	2,654,950	7.4%
225 South Lake Avenue, #400 Pasadena, California 91101

(1)	We determine applicable percentage ownership based on more than 36,031,033 shares of our common stock outstanding as of March 18, 2011.

(2)	Beneficial ownership information is based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 21, 2011. BlackRock reported in the Schedule 13G that it had sole voting power and sole dispositive power over all 3,122,156 shares.

(3)	Beneficial ownership information is based on a Schedule 13G/A filed by PRIMECAP Management Company (“PRIMECAP”) on February 4, 2011. PRIMECAP reported in the Schedule 13G/A that it had sole voting power over 218,810 shares and sole dispositive power over all 2,654,950 shares.

(4)	A Schedule 13G/A filed on February 9, 2011 by Vanguard Chester Funds — Vanguard Primecap Fund (“Vanguard”), reported sole voting power over 2,410,000 of the shares representing 6.54% of our outstanding common stock. The Vanguard Primecap Fund shares are included in the shares reported in the table as beneficially owned by PRIMECAP Management Company.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This section contains a discussion of the material elements of compensation earned during 2010 by the Company’s Named Executive Officers listed in the Summary Compensation Table below: William S. Ayer, CEO of Alaska Air Group; Bradley D. Tilden, president of operating subsidiary Alaska Airlines; Glenn S. Johnson, president of operating subsidiary Horizon Air Industries (who served as Alaska Air Group CFO for part of 2010); Benito Minicucci, COO of Alaska Airlines; Jeffrey D. Pinneo, former CEO of Horizon Air Industries (who held this position for part of 2010); and Brandon S. Pedersen, CFO of Alaska Air Group.

The structure of the Company’s executive compensation program is designed to compensate executives appropriately and competitively and to drive superior performance. Because the Named Executive Officers are primarily responsible for the overall execution of the Company’s strategy, a high percentage of their total direct compensation is variable and tied to Company performance, thereby providing incentives to achieve goals that help create value for stockholders. The Compensation Committee believes it has designed the overall compensation program in such a way as to deter excessive risk-taking and to encourage executives to focus on the long-term success of the Company, resulting in the alignment of the interests of executives with those of stockholders by:

•	encompassing several different financial and operational goals;

•	overlapping performance periods;

•	incorporating short-term and long-term performance periods of varying lengths;

•	capping short-term cash incentives;

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•	allowing Committee discretion to reduce amounts otherwise payable under certain awards;

•	scaling compensation to our industry;

•	considering internal equitability among Company executives; and

•	reflecting the current business challenges facing the Company.

The Compensation Committee has reviewed its compensation programs for executives and for non-executives and believes that they do not create risks that would be reasonably likely to have a material, adverse effect on the Company.

Objectives of our Executive Compensation Program

The objectives of the executive compensation programs, as determined by the Alaska Air Group Board Compensation Committee, are as follows:

•

to attract and retain highly qualified executives who share the Company’s values and commitment to the Company’s strategic plan by designing the total compensation package to be competitive with appropriate reference points;

•

to motivate executives to provide excellent leadership and achieve Company goals by linking incentive pay to the achievement of specific goals as reflected in the Performance-Based Pay plan and the Company’s strategic plan;

•

to align the interests of executives, employees, and stockholders by tying a large portion of our executives’ total direct compensation (defined as base salary, short- term incentive pay, and equity awards) to the achievement of objective goals related to the Company’s financial performance, safety record, cost structure, and customer satisfaction; and

•	to provide executives with reasonable security to motivate them to continue employment with the Company and achieve goals that will help the Company remain competitive and thrive for the long term.

How Executive Compensation is Determined

The Role of the Compensation Committee and Consultants

The Compensation Committee determines and approves the Named Executive Officers’ compensation. The Committee’s current compensation consultant is Mercer Consulting, LLP. When determining executive compensation, the Committee considers input from a variety of sources and also several other factors described below.

How the Elements of our Executive Compensation Program were Selected

The Compensation Committee conducts periodic reviews of the Company’s executive compensation to ensure that it is structured to satisfy the Committee’s objectives. The Committee considers how each component of compensation motivates executives to help the Company achieve its performance goals and how it promotes retention of executives who share the Company’s values. The compensation structure is designed to promote initiative, resourcefulness and teamwork by key employees whose performance and responsibilities directly affect the performance of the business.

The Committee uses both fixed compensation and variable performance-based compensation to achieve a balanced program that is competitive and provides appropriate incentives. Base salaries, benefits, perquisites, retirement benefits, and change-in-control benefits are intended to attract and retain highly qualified

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executives and are paid out on a short-term or current basis. Annual incentives and long-term equity-based incentives are intended to motivate executives to achieve specific performance objectives.

The Committee believes that this mix of short-term and longer-term compensation allows it to achieve dual goals of attracting and retaining highly qualified executives and providing meaningful performance incentives for those executives.

Executive Pay Mix and the Emphasis on Variable Pay

The Compensation Committee believes that emphasis on variable compensation at the senior executive levels of the Company is a key element in achieving a pay-for-performance culture, aligning management’s interests with those of the Company’s stockholders. At the same time, the Committee believes that the executive compensation program provides meaningful incentives for executives while balancing risk and appropriate reward. The Committee, when determining executive pay, attempts to ensure that compensation is closely aligned with the overall strategy of the Company, with superior performance and stockholder return as the ultimate motivation.

Total direct compensation for a Named Executive Officer is tailored to place a substantial emphasis on pay that is variable and tied to performance objectives. For 2010, the Committee approved target-level compensation for Mr. Ayer that is 80% variable and tied to stockholder value creation. With respect to the other Named Executive Officers, the Committee approved target compensation that is on average 73% variable and tied to stockholder value creation.

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The Use of Benchmarking

Periodically, the Committee reviews and analyzes total direct compensation at the executive level. In analyzing the Named Executive Officers’ compensation for 2010, the Committee reviewed the total direct compensation for executives with a peer group of air carriers consisting of Air Tran Holdings, AMR Corporation, Continental Airlines, Delta Air Lines, ExpressJet, JetBlue Airways, Hawaiian Holdings, Mesa Air Group, Republic Airways Holdings, SkyWest, Southwest Airlines, United Airlines, and US Airways Group. In general, the Company’s executive compensation program is designed to achieve total direct compensation at the 50th percentile of the peer group data for Named Executive Officers.

The Application of Internal Equity Considerations

The Committee believes that the appropriate way to compensate Named Executive Officers is to consider many principles of compensation, including internal equity. The Committee does not solely accept “benchmarking” data as a basis for setting compensation levels. Thus, while the Committee has considered peer group data as described above, it has also applied other compensation principles, most notably internal equity, when determining executive compensation. At current levels, the CEO’s total direct compensation represents approximately two and one-half times that of the Executive Vice President level, and approximately five times that of the Vice President level. By considering internal equity, the Committee remains mindful of the ratio of CEO to employee pay and, as a result, is able to structure executive compensation in a way that is more insulated from external ratcheting effects.

The Use of Tally Sheets

Annually, the Committee reviews tally sheets that show each element of compensation for Named Executive Officers. Base salaries, incentive plan payments, equity awards, equity exercises, perquisites, and health and retirement benefits are included on tally sheets, which are prepared by the Company’s corporate affairs and human resources departments. To date, the Committee has used the tally sheets to verify that executive compensation is internally equitable and proportioned according to the Committee’s expectations.

The Use of Performance Measures

The Committee uses objective performance goals in the “Performance-Based Pay” annual incentive plan. The Committee also applies performance measures as a basis for determining long-term equity awards. Annual incentives and long-term incentives are intended to motivate executives to achieve superior performance levels by setting goals that are tied to the Company’s strategic plan and by linking executives’ compensation to long-term stockholder gain. All employee groups at the Company participated in the Performance-Based Pay plan during 2010. The Committee believes having incentive pay tied to shared performance targets motivates all employees across the Company to achieve the same goals.

Current Executive Pay Elements

Base Pay

In general, for Named Executive Officers, the Committee targets base salary levels at the 25th percentile based on peer group data identified in the review described in this discussion. For other vice president-level executives, the Committee targets base salary levels at the 50th percentile. The Committee assesses each executive’s

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duties and scope of responsibilities, past performance and expected future contributions to the Company, the market demand for the individual’s skills, the individual’s influence on long-term Company strategies and success, the individual’s leadership performance, and internal equity considerations.

In February 2011, the Committee approved an increase in Mr. Ayer’s annual base salary from $400,000 to $412,000. The Committee took into account the excellent financial and operational performance of the Company during 2010 and that, even after giving effect to the increase, Mr. Ayer’s salary remains below the 25th percentile for CEOs in the peer group. The chart below depicts CEO base salaries at airline peer group companies.

CEO Base Pay Comparisons (Airlines)

2010 Base Salary
Alaska Air Group, Inc.	$400,000
Base Salary (Air Group peers)*
AMR Corporation	$669,646
Delta Airlines, Inc.	$600,000
JetBlue Airways Corporation	$600,000
Southwest Airlines Corporation	$441,750
UAL Corporation	$975,000
US Airways Group, Inc.	$550,000
Average Base Salary (Air Group peers)	$639,399

*	Amounts are derived from most recent compensation data available as of the date of this proxy statement. In most cases, this is the 2010 base salary as reported in the respective company’s 2011 proxy statement.

The Committee believes that 25th percentile base salary levels for the other Named Executive Officers, with the opportunity to earn market-level compensation through short- and long-term incentive plans that pay when performance objectives are met, are appropriate. Mr. Pedersen’s base pay falls below the 25th percentile for CFOs at peer companies because he was elected to that position in mid 2010.

Performance-Based Annual Pay

The Company’s Named Executive Officers are eligible to earn annual incentive pay under the Performance-Based Pay plan, which is intended to motivate the executives to achieve specific Company goals. The majority of the Company’s employees participated in the Performance-Based Pay plan during 2010. The Committee aligns executive compensation with the Company’s strategic plan by choosing a target performance level for each operational or financial goal (outlined in the 2010 Performance-Based Pay Metrics table below) that is consistent with the Company’s strategic plan goals.

Each participant in the Performance-Based Pay plan is assigned a target participation level that is generally consistent with target participation levels of the Company’s peer group and is expressed as a percentage of the participant’s base salary. For the Named Executive Officers, the 2010 target participation levels are as follows:

Performance-Based Pay Plan Participation

Name	Target Participation as % of Base Salary
William S. Ayer	100%
Glenn S. Johnson	75%
Bradley D. Tilden	85%
Benito Minicucci	75%
Jeffrey D. Pinneo	75%
Brandon S. Pedersen	65%

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Incentive award payments may range from zero to 200% of the Named Executive Officers’ target based on the achievement of the objective performance standards set by the Compensation Committee at the beginning of each year. For 2010, the Performance-Based Pay Plan metrics were set as follows:

2010 Performance-Based Pay Metrics

Goal	Weight	Threshold		Target		Maximum
		Alaska	Horizon	Alaska	Horizon	Alaska	Horizon
Operational Performance
Safety	10%
• Lost-time injuries per 100 full-time employees (5%)		4.7 or fewer	3.9 or fewer	4.4 or fewer	3.7 or fewer	4.2 or fewer	3.5 or fewer
• Aircraft ground damage (5%)		2.2 or fewer	2.2 or fewer	2.0 or fewer	2.0 or fewer	1.7 or fewer	1.5 or fewer
Employee Engagement/ Customer Satisfaction	10%
• Measured by the number of months we exceed our monthly customer satisfaction goal		5 mos.	6 mos.	8 mos.	9 mos.	11 mos.	12 mos.
CASM	10%
• Cost per available seat mile excluding fuel		8.10¢	14.95¢	7.90¢	14.81¢	7.60¢	14.50¢
Alaska Air Group Profitability
Adjusted Pretax Profit	70%	$75 million		$220 million		$350 million

Annual target performance measures reflect financial and operational goals that are consistent with the strategic plan. Maximum goals reflect superior performance, while threshold goals generally reflect a minimum level of improvement over the prior year’s performance. The 2010 Alaska Air Group profitability target corresponded to a 5% adjusted pre-tax profit margin and a 6.5% return on invested capital (ROIC), which represented significant progress toward achieving the Company’s ultimate goal of a 10% ROIC over the business cycle. The Safety and Employee Engagement measures were set to drive continuous improvement and to maintain the Company’s reputation as a leader in the industry in these areas. The CASM (excluding fuel and special items) metric was similarly chosen to promote the Company’s progress on its strategic plan. The modifier was selected to align with each subsidiary’s operational performance goals measured by non-ticket passenger revenue.

The Committee believes that using adjusted measures, such as CASM (excluding fuel) and adjusted pre-tax profit*, rather than GAAP measures more closely ties results to elements of performance that can be controlled by the decisions and actions of employees, thereby providing a more direct link between performance and reward. In addition, by removing the short-term impact of certain business decisions (such as how to finance an asset, for example), using adjusted measures encourages executives to make decisions that are in the best interest of the company over the long term.

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*Note: Adjusted pre-tax profit means the net income of Alaska Air Group as computed by Generally Accepted Accounting Principles (GAAP), adjusted for Excluded Items and Alternative Account Treatments. “Excluded Items” means (a) income taxes, (b) pretax expense under any Alaska Air Group (or subsidiary) profit sharing, performance-based pay, operational performance rewards, variable pay plan, or similar such programs as determined in the discretion of the Compensation Committee, and (c) special income or expense items that, in the discretion of the Compensation Committee, should be excluded because recognizing them would not appropriately serve the goals of the Plan. These may include, without limitation, gain or loss on disposition of capital assets, impairments or other fleet exit costs, expenses from voluntary or involuntary severance programs, government refunds or assistance and cumulative effect of accounting changes. “Alternative Accounting Treatments” means expense or income items that, for purposes of calculating Adjusted Pretax Profit, the Company (or any subsidiary) will account for based on non-GAAP methods because, in the discretion of the Compensation Committee, using GAAP accounting methods would not appropriately serve the goals of the Plan. These may include, without limitation, fuel hedge accounting on an “as settled” basis.

For 2010, a modifier was added to the Performance-Based Pay plan that resulted in plus or minus ten percentage points based on Alaska Air Group’s non-ticket passenger revenue per passenger. This measure reinforced the Company’s 2010 strategic goal of increasing revenues. The performance measures are detailed below:

Modifier to Performance-Based Pay

Alaska Air Group Non-Ticket Passenger Revenue Per Passenger Performance Goal
-10 pts	-10 pts	-8 pts	-6 pts	-4 pts	-2 pts	No Adj.	+1 pts	+2 pts	+4 pts	+6 pts	+8 pts	+10 pts
$8.00	8.50	9.00	9.25	9.50	9.75	10.00	10.25	10.50	10.75	11.00	11.50	12.00

Following is an example of the calculation of the 2010 Performance-Based Pay plan payout for an Alaska Airlines executive whose target participation is 75% of base salary.

2010 Performance-Based Pay Calculation*

Metrics	Actual	% of Target Achieved	Weight	Payout %
Safety - Lost-time injuries	5	0.0%	5.0%	0.0%
Safety - Aircraft ground damage	1.8	166.7%	5.0%	8.3%
Employee Engagement/Customer Satisfaction	12 months	200.0%	10.0%	20.0%
CASM (Cost per available seat mile, excluding fuel)*	7.85 cents	118.3%	10.0%	11.8%
Alaska Air Group Profitability	>$350 million	200.0%	70.0%	140.0%
Non-Ticket Passenger Revenue	$11.55			8.0%
Total Payout %				188.2%
Participation Rate**			x	75.0%

Payout as a % of Base Salary			=	141.1%

*	Based on Alaska Airlines’ performance.

**	Participation rates vary based by position. The participation rate used in this example is for one of the NEOs.

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The Performance-Based Pay plan has paid out as follows since its inception:

In addition, all of the Company’s employees, including the executive officers, participate in a separate incentive plan called Operational Performance Rewards, which pays a monthly incentive payment of an equal amount to all employees when certain operational performance targets are met. Awards are based on the achievement of on-time performance and customer satisfaction goals, and the maximum annual payout for each employee is $1,200.

Long-Term Equity-Based Pay

Long-term equity-based incentive awards that link executive pay to stockholder value are an important element of the Company’s executive compensation program. Long-term equity incentives that vest over three- or four-year periods are awarded annually, resulting in overlapping vesting periods. The awards are designed in such a way as to discourage short-term risk-taking and are primarily intended to align Named Executive Officers’ long-term interests with those of stockholders. In addition, equity-based awards help attract and retain top-performing executives who fit a team-oriented and performance-driven culture.

Stock Options: The Company makes a portion of its long-term incentive grants to Named Executive Officers in the form of stock options with an exercise price that is equal to the fair market value of the Company’s common stock on the grant date. Thus, the Named Executive Officers will realize value from their stock options only to the degree that Air Group stockholders would realize value if they purchased shares and held them for the same period the executive holds his or her stock options. The stock options also function as a retention incentive for executives as they generally vest ratably over the four-year period after the date of grant.

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Restricted Stock Units: The Company also grants long-term incentive awards to Named Executive Officers in the form of restricted stock units. Subject to the executive’s continued employment with the Company, the restricted stock units generally vest on the third anniversary of the date they are granted and, upon vesting, are paid in shares of Alaska Air Group common stock. Thus, the units are designed to link executives’ interests with those of Air Group’s stockholders (as the units’ value is based on the value of Air Group common stock) and to provide a long-term retention incentive through the vesting period.

Performance Stock Units: The Company also grants the Named Executive Officers performance stock units as part of the long-term equity-based incentive program. The performance stock units vest only if the Company achieves performance goals established by the Committee for the performance period covered by the award. Beginning in 2010, performance stock units are tied to total shareholder return (TSR) as compared to an industry peer group. In combination with other stock unit awards described above, the performance stock unit awards are designed to provide an incentive to achieve specific performance goals important to the Company’s success.

The performance stock units granted in 2010 are eligible to vest based on the Company’s total shareholder return (“TSR”) relative to the following peer group over the three-year period commencing January 1, 2010: AirTran Holdings, AMR, Continental Airlines, Delta Air Lines, ExpressJet Holdings, JetBlue Airways, Hawaiian Holdings, Mesa Air Group, Republic Airways Holdings, SkyWest, Southwest Airlines, United Airlines and US Airways Group. (The Committee will adjust the peer group annually as it deems appropriate if one or more of the peer airlines ceases to be a publicly traded company.) The Committee chose TSR as a performance measure for these awards to provide additional incentive for executives to help create shareholder value. Given the nature of the airline business, the Committee believes that measuring TSR on a relative basis against an industry peer group rather than on an absolute basis provides a more relevant reflection of the Company’s performance due to macro-economic factors that tend to affect the entire industry and that are largely not under the control of executives. The percentage of the performance stock units that vest may range from 0% to 200% of the target number of units subject to the award, depending on the Company’s relative TSR for the performance period.

Vesting of Prior Performance Grants: In February 2008, the Company granted awards of performance stock units to Messrs. Ayer, Johnson, Tilden, Minicucci, Pinneo, and Pedersen. The performance units subject to these awards were eligible to vest based on the Company’s adjusted pre-tax profit margin over the three-year period commencing on January 1, 2008, with the number of units eligible to vest ranging from 0% to 200% of the target number of units subject to the awards.

At the end of 2010, the Committee determined that 75% of the target number of units subject to each executive’s award vested based on the Company’s adjusted pre-tax profit margin of 5.3% over the performance period.

Equity Guidelines: The Committee considers and generally follows equity grant guidelines that are determined based on the target total direct compensation levels and pay mix described above. Target equity grants, when combined with all other compensation elements described above, are designed to achieve total direct compensation at the 50th percentile of the peer group data for Named Executive Officers. The Committee

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may adjust equity grants to the Named Executive Officers above or below these target levels based on the Committee’s general assessment of:

•	the individual’s contribution to the success of the Company’s financial performance;

•	internal pay equity;

•	the individual’s performance of his job responsibilities; and

•	the accounting impact to the Company and potential dilution effects of the grant.

Generally, the Committee balances the value of equity incentive compensation awards equally among stock options, time-based restricted stock units and performance stock units.

2010 Equity Awards: For 2010, the guidelines applied to the Named Executive Officers are noted in the table below:

Equity Award Guidelines

	Equity Target as % of Base Pay	Equity Mix
Name		Stock Options	Restricted Stock Units	Performance Stock Units
William S. Ayer	300%	34%	33%	33%
Glenn S. Johnson	200%	34%	33%	33%
Bradley D. Tilden	250%	34%	33%	33%
Benito Minicucci	200%	34%	33%	33%
Jeffrey D. Pinneo	200%	34%	33%	33%
Brandon S. Pedersen	75%/100%*	34%	33%	33%

*	Pro-rated as a result of mid-year election as chief financial officer.

Special Equity Awards: The Committee retains discretion to make other equity awards at such times and on such terms as it considers appropriate to help achieve the goals of the Company’s executive compensation program. Mr. Johnson received a grant of additional performance stock units in 2010 in connection with the scope of responsibility he assumed during 2010 to lead the transformation of Company subsidiary Horizon Air Industries. These performance stock units are tied to the achievement of specific financial and operational goals within a certain time period, thereby providing an incentive to strengthen Horizon as a business, which will benefit stockholders of Alaska Air Group.

Stock Ownership Guidelines

In 2009, the Company adopted stock ownership guidelines for elected officers. Under the guidelines, elected officers are strongly encouraged to hold Company stock having a value of at least one year’s base salary. The Committee reviews executive ownership annually.

Perquisites and Personal Benefits

Beginning in 2008, an annual amount equal to 12% of base salary is paid to each Named Executive Officer in lieu of all perquisites except for travel, life insurance, health exams, accidental death and dismemberment insurance and Alaska Airlines Boardroom membership. In addition, the Company will provide lifetime travel to Mr. Ayer as part of his retirement.

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Retirement Benefits/Deferred Compensation

The Company provides retirement benefits to the Named Executive Officers under the terms of qualified and non-qualified defined-benefit retirement plans. The Retirement Plan for Salaried Employees (the “Salaried Retirement Plan”) and the Company’s 401(k) plans are tax-qualified retirement plans that the Named Executive Officers participate in on substantially the same terms as other participating employees. Due to maximum limitations imposed by the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code on the annual amount of a pension which may be paid under a qualified defined benefit plan, the benefits that would otherwise be payable to the Named Executive Officers under the Salaried Retirement Plan are required to be limited. An unfunded defined benefit plan, the 1995 Elected Officers Supplementary Retirement Plan (the “Supplementary Retirement Plan”), provides make-up benefits plus supplemental retirement benefits.

The Named Executive Officers are also permitted to elect to defer up to 100% of their annual Performance-Based Pay payments under the Company’s Nonqualified Deferred Compensation Plan. The Company believes that providing the Named Executive Officers with deferred compensation opportunities is a cost-effective way to permit executives to receive the tax benefits associated with delaying the income tax event on the compensation deferred.

Please see the “2010 Pension Benefits” and “2010 Nonqualified Deferred Compensation” tables and information following them for a description of these plans.

Agreements Regarding Change in Control and Termination

The Company has change-in-control agreements with the Named Executive Officers that provide for severance benefits if the executive’s employment terminates under certain circumstances in connection with a change in control.

The Company has entered into change-in-control agreements with these executives because it believes that the occurrence, or potential occurrence, of a change-in-control transaction would create uncertainty and disruption during a critical transaction time for the Company. The payment of cash severance benefits under the agreements is triggered if two conditions are met: (1) actual or constructive termination of employment and (2) a change-in-control transaction. The Committee believes that Named Executive Officers should be entitled to receive cash severance benefits only if both conditions are met. Once the change-in-control event commences, the Named Executive Officer’s severance and benefits payable under the contract begins to diminish with time, until ultimate expiration of the agreement 36 months later.

Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code generally prohibits the Company from deducting certain compensation over $1 million paid to its CEO and certain other executive officers unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The Committee strives whenever possible to structure its compensation plans such that they are tax deductible, and it believes that a substantial portion of compensation paid

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under its current program (including the annual incentives, performance stock units and stock option grants described above) satisfies the requirements under Section 162(m). However, the Committee reserves the right to design programs that recognize a full range of performance criteria important to its success, even where the compensation paid under such programs may not be deductible. For 2010, the Company believes that no portion of its tax deduction for compensation paid to its Named Executive Officers will be disallowed under Section 162(m).

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the three non-employee directors named at the end of this report, each of whom is independent as defined by the NYSE listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in the Company’s 2010 Annual Report on Form 10-K on file with the SEC and the Company’s 2011 Proxy Statement.

Compensation Committee of the Board of Directors

Phyllis J. Campbell, Chair

Jessie J. Knight, Jr., member

Dennis F. Madsen, member

J. Kenneth Thompson, member

(1)	SEC filings sometimes “incorporate information by reference.” This means the Company is referring you to information that has previously been filed with the SEC and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of 2010 except for Mr. Thompson and Mr. Knight, each of whom served a partial year as a result of Mr. Thompson replacing Mr. Knight as a committee member in June 2010. No member of the Compensation Committee during 2010 is or has been an executive officer or employee of the Company or has had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended December 31, 2010.

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2010 SUMMARY COMPENSATION TABLE

The following table presents information regarding compensation of the CEO, the two individuals who served as CFO and the three other most highly compensated executive officers for services rendered during 2010. These individuals are referred to as “Named Executive Officers” in this Proxy Statement.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($)(2) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3) (h)	All Other Compensation (4) (i)	Total ($) (j)
William S. Ayer Chair, President and CEO	2010 2009 2008	395,385 373,846 360,000	0 0 0	1,120,197 1,549,782 927,100	697,052 1,675,171 646,441	745,314 621,585 186,840	305,617 271,949 194,473	93,785 78,424 68,155	3,357,350 4,570,757 2,383,009

Glenn S. Johnson(5) President (Horizon Air) Former CFO	2010 2009 2008	299,999 311,537 277,462	0 0 0	1,450,732 388,651 393,107	176,880 419,948 268,126	421,269 388,863 108,002	351,001 417,941 637,129	68,889 61,656 49,556	2,768,770 1,988,596 1,733,382

Bradley D. Tilden President (Alaska Airlines)	2010 2009 2008	370,961 353,074 278,538	0 0 0	578,724 544,145 489,322	274,345 590,016 335,464	594,627 440,577 108,421	319,527 250,643 57,324	80,522 81,315 55,181	2,218,706 2,259,770 1,324,250

Benito Minicucci(6) Executive Vice President/ Operations and COO (Alaska Airlines)	2010 2009	280,961 259,610	0 0	352,556 305,916	167,856 333,248	397,776 324,215	0 18,487	118,663 64,642	1,317,812 1,306,118

Jeffrey D. Pinneo(7) Former President and CEO (Horizon Air)	2010 2009 2008	239,942 247,558 237,000	0 0 0	299,340 234,260 335,378	140,782 252,036 226,499	333,380 340,366 78,032	201,682 176,615 150,068	67,304 71,032 63,103	1,282,430 1,321,867 1,090,080

Brandon S. Pedersen(8) Vice President/Finance and CFO	2010	219,389	0	198,010	46,205	269,578	0	89,003	821,185

(1)	The amounts reported in Columns (e) and (f) of the Summary Compensation Table above reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements (disregarding any estimate of forfeitures related to service-based vesting conditions). No stock awards or option awards granted to Named Executive Officers were forfeited in any of the three years presented. For a discussion of the assumptions and methodologies used to value the awards reported in Column (e) and Column (f), please see the discussion of stock awards and option awards contained in Note 10 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2010 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference. For information about the stock awards and option awards granted in 2010 to the Named Executive Officers, please see the discussion under “Grants of Plan-Based Awards” below.

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The amounts reported in Column (e) of the table above also include the grant date fair value of performance-based stock unit awards granted in 2008 and 2010 to the Named Executive Officers based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards. Performance-based stock unit awards were not granted in 2009. The following table presents the aggregate grant date fair value of these awards included in Column (e) for 2008 and 2010 and the aggregate grant date value of these awards assuming that the highest level of performance conditions will be achieved.

	2008 Performance Awards		2010 Performance Awards
Name	Aggregate Grant Date Fair Value (Based on Probable Outcome) ($)	Aggregate Grant Date Fair Value (Based on Maximum Performance) ($)	Aggregate Grant Date Fair Value (Based on Probable Outcome) ($)	Aggregate Grant Date Fair Value (Based on Maximum Performance) ($)
William S. Ayer	607,529	1,215,058	372,512	745,024
Glenn S. Johnson	252,908	505,816	1,264,476	1,450,732
Bradley D. Tilden	316,135	632,270	289,362	578,724
Benito Minicucci	31,064	62,127	176,278	352,556
Jeffrey D. Pinneo	214,422	428,844	149,670	299,340
Brandon S. Pedersen	41,757	83,515	48,892	97,784

(2)	Non-Equity Incentive Plan Compensation is Performance-Based Pay Plan compensation and Operational Performance Rewards, further described in the “Compensation Discussion and Analysis” section above.

(3)	The amount reported in Column (h) of the Summary Compensation Table above reflects the year-over-year change in present value of accumulated benefits determined as of December 31 of each year for the Retirement Plan for Salaried Employees and the Officers Supplementary Retirement Plan (defined benefit plan) as well as earnings on each Named Executive Officer’s account under the Nonqualified Deferred Compensation Plan. For Mr. Minicucci and Mr. Pedersen, Company contributions to the Defined-Contribution Officers Supplementary Retirement Plan (DC-OSRP) in lieu of the defined-benefit plan are reported in Column (i) and detailed in the table in Footnote (4) below.

(4)	The following table presents detailed information on the types and amounts of compensation reported for the Named Executive Officers in Column (i) of the Summary Compensation Table. For Column (i), each perquisite and other personal benefit is included in the total and identified and, if it exceeds the greater of $25,000 or 10% of the total amount of perquisites and other benefits for that officer, is quantified in the table below. All reimbursements of taxes with respect to perquisites and other benefits are identified and quantified. Tax reimbursements are provided for travel privileges unique to the airline industry. Also included in the total for Column (i) are: the Company’s incremental cost of providing flight benefits; Alaska Airlines Board Room membership; annual physical; and accidental death and dismemberment insurance premiums. By providing positive-space travel without tax consequences to Named Executive Officers, we are able to deliver a highly valued benefit at a low cost to the Company. In addition, we believe that this benefit provides the opportunity for Named Executive Officers to connect with the Company’s frontline employees.

Name	Company Contribution to 401(k) Account	Company Contribution to DC-OSRP Account	Term Life Insurance Premiums (and Taxes Paid)	Medical Insurance Paid	Perquisite Allowance	Travel Taxes Paid	Other
William S. Ayer	7,350	N/A	2,977(1,708)	10,728	47,446	21,044	1,987
Glenn S. Johnson(5)	5,365	N/A	1,593(914)	10,687	36,000	11,229	2,557
Bradley D. Tilden	7,350	N/A	1,224(702)	10,728	44,515	13,407	2,050
Benito Minicucci	14,700	45,718	354(203)	10,728	33,554	9,909	2,951
Jeffrey D. Pinneo	16,500	N/A	690(396)	9,843	27,688	10,312	1,331
Brandon S. Pedersen	13,163	25,730	277(159)	10,728	26,327	10,703	1,371

(5)	Mr. Johnson was elected President of Horizon Air Industries, Inc. in June 2010. Previously he was Executive Vice President/Finance and CFO of Alaska Air Group, Inc. The Compensation Committee granted a special performance stock unit award to Mr. Johnson upon his election to president of Horizon Air on 6/10/10. In 2008, Mr. Johnson became partially vested under the Supplementary Retirement Plan, and earned sufficient service under the Plan to accrue a benefit payable at his Normal Retirement Age. As a result of these changes, the amount shown in column (h) of the Summary Compensation Table includes $574,992 as the Change in Pension Value and is attributable to Mr. Johnson’s vesting and service accruals under the Supplementary Retirement Plan during 2008. The Supplementary Retirement Plan and the nonqualified benefits are payable over the long term after Mr. Johnson retires from the Company.

(6)	Mr. Minicucci was elected Executive Vice President/Operations and Chief Operating Officer of Alaska Airlines, Inc. in December 2008, and was not a Named Executive Officer prior to 2009. As such, only Mr. Minicucci’s 2009 and 2010 compensation data is included.

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(7)	Mr. Pinneo served as President and CEO of Horizon Air until June 2010, and retired from Horizon Air in January 2011.

(8)	Mr. Pedersen was elected Chief Financial Officer of Alaska Air Group, Inc. and Alaska Airlines, Inc. in June 2010 and was not a Named Executive Officer prior to 2010. As such, only Mr. Pedersen’s 2010 compensation data is included.

2010 GRANTS OF PLAN-BASED AWARDS

The following table presents information regarding the incentive awards granted to the Named Executive Officers for 2010. Each of the equity-based awards reported in the table below was granted under our 2008 Performance Incentive Plan (2008 Plan).

Name	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(1) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)		Maximum (#) (h)

William S. Ayer
• Stock Options	2/3/10										38,620	33.26	697,052
• RSUs	2/3/10								22,480			0	747,684.80
• PSUs	2/3/10				2,240	11,200		22,400				0	372,512
• PBP Plan	N/A	98,846	395,385	790,769

Glenn S. Johnson
• Stock Options	2/3/10										9,800	33.26	176,880
• RSUs	2/3/10								5,600			0	186,256
• PSUs	2/3/10 6/10/10				1,120	5,600 22,000	(2)	11,200				0 0	186,256 1,078,220
• PBP Plan	N/A	56,250	224,999	449,999

Bradley D. Tilden

• Stock Options	2/3/10										15,200	33.26	274,345
• RSUs	2/3/10								8,700			0	289,362
• PSUs	2/3/10				1,740	8,700		17,400				0	289,362
• PBP Plan	N/A	78,829	315,317	630,634

Benito Minicucci
• Stock Options	2/3/10										9,300	33.26	167,856
• RSUs	2/3/10								5,300			0	176,278
• PSUs	2/3/10				1,060	5,300		10,600				0	176,278
• PBP Plan	N/A	52,680	210,721	421,441

Jeffrey D. Pinneo
• Stock Options	2/3/10										7,800	33.26	140,782
• RSUs	2/3/10								4,500			0	149,670
• PSUs	2/3/10				900	4,500		9,000				0	149,670
• PBP Plan	N/A	44,989	179,957	359,913

Brandon S. Pedersen
• Stock Options	2/3/10										2,560	33.26	46,205
• RSUs	2/3/10								1,470			0	48,892
	6/10/10								2,045	(3)		0	100,225
• PSUs	2/3/10				294	1,470		2,940				0	48,892
• PBP Plan	N/A	35,651	142,603	285,205

Key:	RSUs – Restricted Stock Units; PSUs – Performance Stock Units; PBP Plan – Performance-Based Pay Plan

(1)

The amounts reported in Column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements and may or may not be

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representative of the value eventually realized by the executive. For a discussion of the assumptions and methodologies used to value the awards reported in Column (l), please see the discussion of stock awards and option awards contained in Note 10 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2010 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

(2)	The Committee granted a special performance stock unit award to Mr. Johnson upon his election to president of Horizon Air on 6/10/10.

(3)	The Committee granted a special restricted stock unit award to Mr. Pedersen upon his election to chief financial officer on 6/10/10.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents information regarding the outstanding equity awards held by each of the Named Executive Officers as of December 31, 2010, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards						Stock Awards
Name (a)	Option Grant/ Award Date (b)	Number of Securities Underlying Unexercised Options Exercisable (#) (c)	Number of Securities Underlying Unexercised Options Unexercisable (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
William S. Ayer	11/17/04	20,000	0		28.85	11/17/14
	8/30/05	46,100	0		32.96	8/30/15
	9/13/06	37,300	0		37.96	9/13/16
	1/31/07	17,850	5,950	(2)	42.85	1/31/17
	2/8/08	26,400	26,400	(6)	27.49	2/8/18	11,625	(6)	659,021	0		0
	1/29/09	12,825	38,475	(10)	27.56	1/29/19	24,125	(10)	1,367,646	0		0
	1/29/09	0	68,338	(11)			32,108	(11)	1,820,203
	2/3/10	0	38,620	(12)	33.26	2/3/20	22,480	(12)	1,274,391	0		0
	2/3/10									11,200	(13)	634,928
Glenn S. Johnson	1/31/07	0	1,245	(2)	42.85	1/31/17
	6/14/07	0	2,237	(3)	27.40	6/14/17
	2/8/08	0	10,950	(6)	27.49	2/8/18	5,100	(6)	289,119	0		0
	1/29/09	0	22,494	(10)	27.56	1/29/19	14,102	(10)	799,442	0		0
	2/3/10	0	9,800	(12)	33.26	2/3/20	5,600	(12)	317,464	0		0
	2/3/10									5,600	(13)	317,464
	6/10/10									22,000	(14)	1,247,180
Bradley D. Tilden	8/30/05	12,900	0		32.96	8/30/15
	9/13/06	11,550	0		37.96	9/13/16
	1/31/07	9,225	3,075	(2)	42.85	1/31/17
	6/14/07	5,775	1,925	(3)	27.40	6/14/17
	2/8/08	13,700	13,700	(6)	27.49	2/8/18	6,300	(6)	357,147	0		0
	1/29/09	10,534	31,604	(10)	27.56	1/29/19	19,744	(10)	1,119,287	0		0
	2/3/10	0	15,200	(12)	33.26	2/3/20	8,700	(12)	493,203	0		0
	2/3/10									8,700	(13)	493,203
Benito Minicucci	1/31/07	0	565	(2)	42.85	1/31/17
	9/19/07	0	282	(4)	25.23	9/19/17
	11/6/07	819	820	(5)	23.36	11/6/17
	2/8/08	0	2,670	(6)	27.49	2/8/18	1,630	(6)	92,405	0		0
	6/11/08						4,890	(7)	277,214	0		0
	6/12/08	0	1,913	(8)	17.88	6/12/18
	12/4/08						20,000	(9)	1,133,800	0		0
	1/29/09	0	17,850	(10)	27.56	1/29/19	11,100	(10)	629,259	0		0
	2/3/10	0	9,300	(12)	33.26	2/3/20	5,300	(12)	300,457	0		0
	2/3/10									5,300	(13)	300,457

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	Option Awards						Stock Awards
Name (a)	Option Grant/ Award Date (b)	Number of Securities Underlying Unexercised Options Exercisable (#) (c)	Number of Securities Underlying Unexercised Options Unexercisable (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Jeffrey D. Pinneo	8/30/05	10,800	0		32.96	8/30/15
	9/13/06	9,780	0		37.96	9/13/16
	1/31/07	7,800	2,600	(2)	42.85	1/31/17
	2/8/08	0	9,250	(6)	27.49	2/8/18	4,400	(6)	249,436	0		0
	1/29/09	0	13,500	(10)	27.56	1/29/19	8,500	(10)	481,865	0		0
	2/3/10	0	7,800	(12)	33.26	2/3/20	4,500	(12)	255,105	0		0
	2/3/10									4,500	(13)	255,105
Brandon S. Pedersen	9/13/06	2,770	0		37.96	9/13/16
	12/1/06	2,000	0		39.98	12/1/16
	1/31/07	2,940	980	(2)	42.85	1/31/17
	2/8/08	0	3,600	(6)	27.49	2/8/18	2,010	(6)	113,947	0		0
	6/11/08						5,060	(7)	286,851	0		0
	1/29/09	1,750	5,250	(10)	27.56	1/29/19	3,290	(10)	186,510	0		0
	2/3/10	0	2,560	(12)	33.26	2/3/10	1,470	(12)	83,334	0		0
	2/3/10									1,470	(13)	83,334
	6/10/10						2,045	(15)	115,931	0		0

(1)	The dollar amounts shown in Column (h) and Column (j) are determined by multiplying the number of shares or units reported in Column (g) and Column (i), respectively, by $56.69 (the closing price of our common stock on the last trading day of fiscal 2010).
(2)	The unvested options under the 1/31/07 grant will become fully vested on 1/31/11.
(3)	The unvested options under the 6/14/07 grant will become fully vested on 6/14/11.
(4)	The unvested options under the 9/19/07 grant will become fully vested on 9/19/11.
(5)	The unvested options under the 11/6/07 grant will become fully vested on 11/6/11.
(6)	The RSUs awarded on 2/8/08 became fully vested on 2/8/11. The unvested options under the 2/8/08 grant will become vested as follows: Mr. Ayer — 13,200 on 2/8/11 and 13,200 on 2/8/12; Mr. Johnson — 5,475 on 2/8/11 and 5,475 on 2/8/12; Mr. Tilden — 6,850 on 2/8/11 and 6,850 on 2/8/12; Mr. Minicucci — 1,335 on 2/8/11 and 1,335 on 2/8/12; Mr. Pinneo — 4,625 on 2/8/11 and 4,625 on 2/8/12; and Mr. Pedersen — 1,800 on 2/8/11 and 1,800 on 2/8/12.
(7)	The RSUs awarded on 6/11/08 become fully vested on 6/11/11.
(8)	The unvested options under the 6/12/08 grant will vest as follows: 956 on 6/12/11 and 957 on 6/12/12.
(9)	The RSUs awarded on 12/4/08 become fully vested on 12/4/11.
(10)	The RSUs awarded on 1/29/09 will become fully vested on 1/29/12. The unvested options under the 1/29/09 grant will become vested as follows: Mr. Ayer — 12,825 on 1/29/11; 12,825 on 1/29/12; and 12,825 on 1/29/2013; Mr. Johnson — 4,498 on 1/29/11; 7,498 on 1/29/12 and 7,498 on 1/29/13; Mr. Tilden — 10,535 on 1/29/11; 10,534 on 1/29/12 and 10,535 on 1/29/13; Mr. Minicucci — 5,950 on 1/29/11; 5,950 on 1/29/12 and 5,950 on 1/29/13; Mr. Pinneo — 4,500 on 1/29/11; 4,500 on 1/29/12 and 4,500 on 1/29/13; and Mr. Pedersen — 1,750 on 1/29/11; 1,750 on 1/29/12 and 1,750 on 1/29/13.
(11)	The awards granted to Mr. Ayer on 1/29/09 will fully vest on the third anniversary of the grant date, or 1/29/12.
(12)	The RSUs awarded on 2/3/10 will become fully vested on 2/3/13. The unvested options under the 2/3/10 grant will become vested as follows: Mr. Ayer — 9,655 on 2/3/11, 9,655 on 2/3/12, 9,655 on 2/3/13 and 9,655 on 2/3/14; Mr. Johnson — 2,450 on 2/3/11, 2,450 on 2/3/12, 2,450 on 2/3/13 and 2,450 on 2/3/14; Mr. Tilden — 3,800 on 2/3/11, 3,800 on 2/3/12, 3,800 on 2/3/13 and 3,800 on 2/3/14; Mr. Minicucci — 2,325 on 2/3/11, 2,325 on 2/3/12, 2,325 on 2/3/13 and 2,325 on 2/3/14; Mr. Pinneo — 1,950 on 2/3/11, 1,950 on 2/3/12, 1,950 on 2/3/13 and 1,950 on 2/3/14; and Mr. Pedersen — 640 on 2/3/11, 640 on 2/3/12, 640 on 2/3/13 and 640 on 2/3/14.

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(13)	The performance stock units reported in Column (i) are eligible to vest based on the Company’s performance over a three-year period as described in the “Compensation Discussion and Analysis” section above and in footnote (1) to the Summary Compensation Table above. The performance stock units granted on 2/3/10 will vest based on the goals set for a three-year performance period ending 12/31/12.
(14)	The performance stock units granted to Mr. Johnson on 6/10/10 will vest based on the goals set for a two-year performance period ending 7/31/12.
(15)	The RSUs awarded on 6/10/10 will become fully vested on 6/10/13.

2010 OPTION EXERCISES AND STOCK VESTED

The following table presents information regarding the exercise of stock options by Named Executive Officers during 2010 and on the vesting during 2010 of other stock awards previously granted to the Named Executive Officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
William S. Ayer	289,731	7,198,651	21,775	1,179,016
Glenn S. Johnson	89,524	1,326,742	7,990	457,131
Bradley D. Tilden	40,653	861,565	11,825	629,001
Benito Minicucci	17,483	336,197	1,348	67,652
Jeffrey D. Pinneo	75,250	1,982,240	8,150	430,687
Brandon S. Pedersen	13,450	187,751	1,993	96,405

(1)	The dollar amounts shown in Column (c) above for option awards are determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our common stock on the date of exercise and the exercise price of the options. The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our common stock on the vesting date.

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2010 PENSION BENEFITS

Pension and Other Retirement Plans

The Company maintains two primary defined benefit pension plans covering Named Executive Officers, other than Mr. Minicucci and Mr. Pedersen. The Alaska Air Group, Inc. Retirement Plan for Salaried Employees (the “Salaried Retirement Plan”) is the qualified defined-benefit employee retirement plan, and the Named Executive Officers, other than Mr. Minicucci and Mr. Pedersen, participate in this plan on the same general terms as other eligible employees. The Named Executive Officers, other than Mr. Minicucci and Mr. Pedersen, also participate in the Alaska Air Group, Inc. 1995 Elected Officers Supplementary Retirement Plan (the “Supplementary Retirement Plan”).

The following table presents information regarding the present value of accumulated benefits that may become payable to the Named Executive Officers under the qualified and nonqualified defined-benefit pension plans.

Name (a)	Plan Name (b)	Number of Years Credit Service (#)(1) (c)	Present Value of Accumulated Benefit ($)(1) (d)	Payments During Last Fiscal Year ($) (e)
William S. Ayer	Salaried Retirement Plan	15.362	636,780	N/A
	Supplementary Retirement Plan	15.398	1,997,557	N/A
Glenn S. Johnson	Salaried Retirement Plan	15.704	498,184	N/A
	Supplementary Retirement Plan	7.431	1,189,574	N/A
Bradley D. Tilden	Salaried Retirement Plan	19.844	594,869	N/A
	Supplementary Retirement Plan	11.919	965,060	N/A
Benito Minicucci(2)	Salaried Retirement Plan	N/A	N/A	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A
Jeffrey D. Pinneo	Salaried Retirement Plan	3.816	25,131	N/A
	Supplementary Retirement Plan	8.920	1,457,786	N/A
Brandon S. Pedersen(2)	Salaried Retirement Plan	N/A	N/A	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A

(1)	The years of credited service and present value of accumulated benefits shown in the table above are presented as of December 31, 2010 assuming that each Named Executive Officer retires at normal retirement age and that benefits are paid out in accordance with the terms of each plan described below. For a description of the material assumptions used to calculate the present value of accumulated benefits shown above, please see Note 6 (Employee Benefits Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2010 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

(2)	In lieu of participation in the defined-benefit plans, Mr. Minicucci and Mr. Pedersen receive an enhanced contribution to the Company’s defined-contribution plans. Specifically, in lieu of participation in the qualified defined-benefit pension plan, Mr. Minicucci and Mr. Pedersen each receive a Company match contribution up to 6% of their eligible wages. In lieu of the Supplementary Retirement defined-benefit plan, Mr. Minicucci and Mr. Pedersen participate in the Supplementary Retirement defined-contribution plan, which is further described below.

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Salaried Retirement Plan

The Salaried Retirement Plan is a tax-qualified, defined-benefit retirement plan for salaried Alaska Airlines employees hired prior to April 1, 2003. Each of the Named Executive Officers that participates in the Plan is fully vested in his accrued benefits under the Salaried Retirement Plan. Benefits payable under the Salaried Retirement Plan are generally based on years of credited service with the Company and its affiliates and final average base salary for the five highest complete and consecutive calendar years of an employee’s last ten complete calendar years of service. The annual retirement benefit at age 62 (normal retirement age under the Salaried Retirement Plan) is equal to 2% of the employee’s final average base salary times years of credited service (limited to 40 years). Annual benefits are computed on a straight life annuity basis beginning at normal retirement age. Benefits under the Salaried Retirement Plan are not subject to offset for Social Security benefits.

The tax law limits the compensation on which annual retirement benefits are based. For 2010, this limit was $245,000. The tax law also limits the annual benefits that may be paid from a tax-qualified retirement plan. For 2010, this limit on annual benefits was $195,000.

Supplementary Retirement Plans

In addition to the benefits described above, the Named Executive Officers, other than Mr. Minicucci and Mr. Pedersen, are eligible to receive retirement benefits under the Supplementary Retirement defined-benefit plan. This plan is a non-qualified, unfunded, defined-benefit plan. Normal retirement benefits are payable once the officer reaches age 60. Benefits are calculated as a monthly amount on a straight life annuity basis. In general, the monthly benefit is determined as a percentage (50% to 75% of a participant’s final average monthly base salary) with the percentage determined based on both the officer’s length of service with the Company and length of service as an elected officer. This benefit amount is subject to offset by the amount of the officer’s Social Security benefits and the amount of benefits paid under the Salaried Retirement defined-benefit plan to the extent such benefits were accrued after the officer became a participant in the Supplementary Retirement defined-benefit plan. (There is no offset for any Salaried Retirement Plan benefits accrued for service before the officer became a participant in the Supplementary Retirement defined-benefit plan.)

Participants in the Supplementary Retirement defined-benefit plan become fully vested in their benefits under the plan upon attaining age 50 and completing 10 years of service as an elected officer. Plan benefits will also become fully vested upon a change of control of the Company or upon termination of the participant’s employment due to death or disability.

In lieu of the Supplementary Retirement defined-benefit plan, Mr. Minicucci and Mr. Pedersen participate in the Company’s Supplementary Retirement Defined-Contribution plan. Under this plan, the Company contributes 10% of the officer’s eligible wages, as defined in plan documents, minus the maximum legal Company contribution that the Company made, or could have made, under the Company’s qualified defined-contribution plan.

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2010 NONQUALIFIED DEFERRED COMPENSATION

Under the Deferred Compensation Plan, the Named Executive Officers and other key employees may elect to receive a portion of some or all of their Performance-Based Pay awards on a deferred basis. There were no deferrals in 2010. The crediting interest rate for amounts deferred in prior years is based on the mean between the high and the low rates during the first 11 months of the preceding year of yields of Ba2-rated industrial bonds as determined by the plan administrator (rounded to the nearest one-quarter of one percent). Participants under the plan have the opportunity to elect among the investment funds offered under our 401(k) plan for purposes of determining the return on their plan accounts. Alternatively, participants may allocate some or all of their plan account to an interest-bearing option with a rate equal to the yield on a Moody’s index of Ba2-rated industrial bonds as of November of the preceding year, rounded to the nearest one-quarter of one percent. Subject to applicable tax laws, amounts deferred under the plan are generally distributed on termination of the participant’s employment, although participants may elect an earlier distribution date and/or may elect payment in a lump sum or installments.

The following table presents information regarding the contributions to and earnings on the Named Executive Officers’ balances under the Company’s nonqualified deferred compensation plans during 2010, and also shows the total deferred amounts for the Named Executive Officers as of December 31, 2010.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(1) (f)
William S. Ayer	0	0	23,437	38,718	306,285
Glenn S. Johnson	0	0	44,566	128,833	556,172
Bradley D. Tilden	0	0	0	0	0
Benito Minicucci	0	45,718	3,033	0	26,196
Jeffrey D. Pinneo	0	1,087	11,906	0	72,392
Brandon S. Pedersen	0	25,730	3,455	0	38,750

(1)	Only the portion of earnings on deferred compensation that is considered to be at above-market rates under SEC rules is required to be included as compensation for each Named Executive Officer in Column (h) of the Summary Compensation Table. However, total earnings for each Named Executive Officer listed in Column (d) above were included as earnings in column (h) of the Summary Compensation Table.

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POTENTIAL PAYMENTS UPON CHANGE IN CONTROL AND TERMINATION

Under the change-in-control agreements in place with the Named Executive Officers, if a change of control occurs, a three-year “employment period” would go into effect. During the employment period, the executive would be entitled to:

•	receive the highest monthly salary the executive received at any time during the 12-month period preceding the change in control;

•

receive an annual incentive payment equal to the higher of the executive’s target Performance-Based Pay plan incentive or the average of his annual incentive payments for the three years preceding the year in which the change in control occurs;

•	continue to accrue age and service credit under our qualified and non-qualified defined benefit retirement plans; and

•	participate in fringe benefit programs that are at least as favorable as those in which the executive was participating prior to the change in control.

If the executive’s employment is terminated by the Company without cause or by the executive for “good reason” during the employment period (or, in certain circumstances, if such a termination occurs prior to and in connection with a change in control), the executive would be entitled to receive a lump-sum payment equal to the value of the payments and benefits identified above that the executive would have received had he continued to be employed for the entire employment period. (The terms “cause,” “good reason” and “change in control” are each defined in the change in control agreements.) In the event that the executive’s benefits under the agreement are subject to the excise tax imposed under Section 280G of the Internal Revenue Code, the Company will make a tax payment to the executive so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due.

In addition, outstanding and unvested stock options, restricted stock units and the target number of performance stock units would become vested under the terms of our equity plans. In the case of awards granted under the 2004 Long-Term Incentive Equity Plan, unless the Board determined otherwise, the awards would vest upon a change in control irrespective of a termination of employment. Under the 2008 Performance Incentive Plan, awards will not vest unless a termination of employment without cause or for good reason also occurs or an acquirer does not assume outstanding awards. Finally, the executive’s unvested benefits under the Supplementary Retirement Plan would vest on a change in control whether or not the executive’s employment was terminated. The outstanding equity awards held by the executives as of December 31, 2010 are described above under “Outstanding Equity Awards at Fiscal Year End” and each executive’s accrued benefits under our retirement plans are described above under “2010 Pension Benefits.”

In addition, in the event the executive’s employment terminates by reason of death, disability or retirement, (i) restricted stock units would become vested under the terms of our equity plans, and performance stock units would vest at the conclusion of the performance period based on actual performance and a proration representing the portion of the performance period employed; and (ii) options would be fully vested upon death or disability, vested to the extent they would have vested in the next three years upon retirement, and the options can be exercised for three years following term of employment. Furthermore, Mr. Ayer would be entitled to lifetime air travel on Alaska Airlines and Horizon Air having an approximate incremental cost to the Company of $10,956.

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In the tables below, we have estimated the potential cost to us of the payments and benefits each Named Executive Officer would have received if his employment had terminated due to retirement, death or disability, or change in control on December 31, 2010. As described above, except for the equity acceleration value, the amount an executive would be entitled to receive would be reduced pro-rata for any period the executive actually worked during the employment period.

Retirement

	Cash Severance	Enhanced Retirement Benefit	Benefit Continuation	Lifetime Airfare Benefit(4)	Equity Acceleration(5)	Excise Tax Gross-Up	Total
William S. Ayer	$0	$0	$0	$10,956	$11,229,094	$0	$11,240,050
Glenn S. Johnson	$0	$0	$0	$0	$3,263,348	$0	$3,263,348
Bradley D. Tilden	$0	$0	$0	$0	$4,472,681	$0	$4,472,681
Benito Minicucci	$0	$0	$0	$0	$3,897,357	$0	$3,897,357
Jeffrey D. Pinneo	$0	$0	$0	$0	$2,395,380	$0	$2,395,380
Brandon S. Johnson	$0	$0	$0	$0	$1,216,555	$0	$1,216,555

Death or Disability

	Cash Severance	Enhanced Retirement Benefit	Benefit Continuation	Lifetime Airfare Benefit(4)	Equity Acceleration(5)	Excise Tax Gross-Up	Total
William S. Ayer	$0	$0	$0	$10,956	$11,455,210	$0	$11,466,266
Glenn S. Johnson	$0	$0	$0	$0	$3,320,751	$0	$3,320,751
Bradley D. Tilden	$0	$0	$0	$0	$4,561,715	$0	$4,561,715
Benito Minicucci	$0	$0	$0	$0	$3,951,832	$0	$3,951,832
Jeffrey D. Pinneo	$0	$0	$0	$0	$2,441,068	$0	$2,441,068
Brandon S. Johnson	$0	$0	$0	$0	$1,231,550	$0	$1,231,550

Change in Control

	Cash Severance(1)	Enhanced Retirement Benefit(2)	Benefit Continuation(3)	Lifetime Airfare Benefit(4)	Equity Acceleration(5)	Excise Tax Gross-Up	Total
William S. Ayer	$2,752,539	$181,460	$165,951	$10,956	$11,878,596	$1,960,310	$16,949,812
Glenn S. Johnson	$1,815,589	$764,464	$128,054	$0	$3,532,394	$1,273,432	$7,513,932
Bradley D. Tilden	$2,196,610	$457,923	$153,020	$0	$4,890,517	$1,564,495	$9,262,585
Benito Minicucci	$1,648,049	$14,700	$118,002	$0	$4,152,136	$1,141,980	$7,074,796
Jeffrey D. Pinneo	$1,260,000	$431,339	$99,560	$0	$2,611,138	$822,806	$5224,843
Brandon S. Johnson	$1,178,694	$13,163	$96,048	$0	$1,287,106	$570,250	$3,145,262

(1)	Represents the amount obtained by multiplying three by the sum of the executive’s highest rate of base salary during the preceding 12 months and the higher of the executive’s target incentive or his average incentive for the three preceding years.

(2)

Represents the sum of (a) except in the case of Mr. Minicucci and Mr. Pedersen, the actuarial equivalent of an additional three years of age and service credit under our qualified and non-qualified retirement plan using the executive’s highest rate of salary during the preceding 12-months prior to a change in control, (b) except in the case of Mr. Minicucci and Mr. Pedersen, the present value of the accrued but unvested portion of the non-qualified retirement benefits that would vest upon a change of control, (c) the matching contribution the

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executive would have received under our qualified defined contribution plan had the executive continued to contribute the maximum allowable amount during the employment period, and (d) in the case of Mr. Minicucci and Mr. Pedersen, the contribution the executive would have received under our nonqualified defined contribution plan had the executive continued to participate in the plan during the employment period.

(3)	Represents the estimated cost of (a) 18 months of premiums under our medical, dental and vision programs, and (b) three years of continued participation in life, disability, accidental death insurance and other fringe benefit programs.

(4)	Mr. Ayer is entitled to lifetime air travel benefits under all termination scenarios. In this column, we show the present value of this benefit, calculated using a discount rate and mortality table that are the same as those used for our pension plan accounting under ASC 715-20 as of December 31, 2010, described above in the section titled “2010 Pension Benefits.” Other assumptions include that the lifetime average annual usage is equal to actual average annual usage amounts in 2008 through 2010, and that the annual value of the benefit is equal to the annual incremental cost to the Company, which will be the same as the average of the incremental cost incurred to provide air benefits to the executive in those years as disclosed under All Other Compensation in the Summary Compensation Table.

(5)	Represents the “in-the-money” value of unvested stock options and the face value of unvested restricted stock and performance stock unit awards that would vest upon termination of employment in the circumstances described above based on a stock price of $56.69 (the closing price of our stock on the last trading day of fiscal 2010). The value of the extended term of the options is not reflected in the table because we have assumed that the executive’s outstanding stock options would be assumed by the acquiring company pursuant to a change in control.

This calculation is an estimate for proxy disclosure purposes only. Payments on an actual change in control or termination may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, and reasonable compensation analyses.

REDUCE DUPLICATIVE MAILINGS

The Company is required to provide an annual report and proxy statement to all stockholders of record. If you have more than one account in your name or at the same address as other stockholders, the Company or your broker may discontinue mailings of multiple copies. If you wish to receive separate mailings for multiple accounts at the same address, you should mark the designated box on your proxy card. If you are voting by telephone or the internet and you wish to receive multiple copies, you may notify us at the address and phone number at the end of the following paragraph if you are a stockholder of record or notify your broker if you hold through a broker.

Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If, at any time, you wish to resume receiving separate proxy statements or annual reports, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to the Company’s Corporate Secretary, Alaska Air Group, Inc., P.O. Box 68947, Seattle, WA 98168, or by calling (206) 392-5131.

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SUBMISSION OF PROPOSALS FOR NEXT ANNUAL MEETING

The Company expects to hold its next annual meeting on or about May 15, 2012. If you wish to submit a proposal for inclusion in the proxy materials for that meeting, you must send the proposal to the Corporate Secretary at the address below. The proposal must be received at the Company’s executive offices no later than December 6, 2011, to be considered for inclusion. Among other requirements set forth in the SEC’s proxy rules and the Company’s Bylaws, you must have continuously held at least $2,000 in market value or 1% of the Company’s outstanding stock for at least one year by the date of submitting the proposal, and you must continue to own such stock through the date of the meeting.

If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in the Company’s proxy materials, you must provide notice of such proposal to the Company no later than January 18, 2012. The Company’s Bylaws outline procedures for giving the required notice. If you would like a copy of the procedures contained in our Bylaws, please contact:

Corporate Secretary

Alaska Air Group, Inc.

P.O. Box 68947

Seattle, WA 98168

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EXHIBIT A

AMENDED 2008 ALASKA AIR GROUP, INC. PERFORMANCE INCENTIVE PLAN

ALASKA AIR GROUP, INC.

2008 PERFORMANCE INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of this Alaska Air Group, Inc. 2008 Performance Incentive Plan (this “Plan”) of Alaska Air Group, Inc., a Delaware corporation (the “Company”), is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries; (b) a director of the Company or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Company or the Company’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company; and “Board” means the Board of Directors of the Company.

3.	PLAN ADMINISTRATION

3.1

The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Company, its powers under this Plan (a) to designate the officers and employees of the Company and its Subsidiaries who will

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receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)	grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Company, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

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(e)	cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)	accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)	adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.3

Binding Determinations. Any action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense

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(including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1	Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Company’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Company and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2	Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	4,300,000 shares of Common Stock, plus

(2)	the number of shares of Common Stock available for additional award grant purposes under the Company’s 2004 Long-Term Incentive Plan (the “2004 Plan”) as of the date of stockholder approval of this Plan (the “Stockholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 2004 Plan as of the Stockholder Approval Date, plus

(3)	the number of any shares subject to stock options granted under the 2004 Plan and outstanding on the Stockholder Approval Date which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised (including any shares subject to stock options granted under the Company’s 1999 Long-Term Equity Incentive Plan (the “1999 Plan”) outstanding on the Stockholder Approval Date which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date and would otherwise become eligible for award grant purposes under the 2004 Plan in accordance with the provisions of that plan);

(4)	the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2004 Plan that are outstanding and unvested on the Stockholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Company without having become vested.

provided that in no event shall the Share Limit exceed 7,299,517 shares (which is the sum of the 4,300,000 shares set forth above, plus the number of shares

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available under the 2004 Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus the aggregate number of shares subject to awards previously granted and outstanding under the 2004 Plan and the 1999 Plan as of the Effective Date).

Shares issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as [1.7] shares for every one share actually issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, [170] shares shall be charged against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant.

The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 4,300,000 shares.

(b)	The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 300,000 shares.

(c)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3

Awards Settled in Cash, Reissue of Awards and Shares. Except as provided in the next sentence, shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan. To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the share limits of this Plan (including, for purposes of clarity, the limits of Section 4.2 of this Plan). (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 85 shares (after giving effect to the Full-Value Award premium counting rules) shall be counted against the share limits of this Plan). To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise

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related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares-issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise). Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4	Reservation of Shares; No Fractional Shares; Minimum Issue. The Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1	Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its Subsidiaries. The types of awards that may be granted under this Plan are (subject, in each case, to the no repricing provisions of Section 3.2):

5.1.1	Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2

Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any

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calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Company or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Company or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3	Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

5.1.4

Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted in connection with a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the unvested portion of a restricted stock award

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that is subject to performance-based vesting requirements or the unvested portion of a stock unit award that is subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate.

5.2	Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted to officers and employees (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute basis or relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to other companies) for the Company on a consolidated basis or for one or more of the Company’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1	Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Company or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2

Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, profitability, economic value added, market share, productivity, safety, customer satisfaction, on-time performance, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Company or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the

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performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. The terms of the Performance-Based Awards may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3	Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 300,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $1,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

5.2.4	Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5	Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6	Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Company’s stockholders that occurs in the fifth year following the year in which the Company’s stockholders first approve this Plan, subject to any subsequent extension that may be approved by stockholders.

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5.3	Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Company by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Company (other than the particular award recipient) to execute any or all award agreements on behalf of the Company. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4	Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5	Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Company, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Company be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Company will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the

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applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Company.

5.6	Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Stock were reported on the Exchange on that date, the closing price (in regular trading) for a share of Common Stock on the Exchange for the next preceding day on which sales of Common Stock were reported on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7	Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Company (for example, in connection with the expiration or termination of the award),

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(b)	the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8	International Awards. One or more awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1	General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2	Events Not Deemed Terminations of Service. Unless the express policy of the Company or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

6.3

Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Company a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in

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respect of such Subsidiary who does not continue as an Eligible Person in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.	ADJUSTMENTS; ACCELERATION

7.1	Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2

Corporate Transactions—Assumption and Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization in connection with which the Company does not survive (or does not survive as a public company in respect of its Common Stock); any exchange of

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Common Stock or other securities of the Company in connection with which the Company does not survive (or does not survive as a public company in respect of its Common Stock); a sale of all or substantially all the business, stock or assets of the Company in connection with which the Company does not survive (or does not survive as a public company in respect of its Common Stock); a dissolution of the Company; or any other event in which the Company does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or (unless the Administrator has provided for the termination of the award) the award would otherwise continue in accordance with its terms in the circumstances: (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

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7.3	Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.4	Definition of Change in Control. With respect to a particular award granted under this Plan, a “Change in Control” shall be deemed to have occurred as of the first day, after the date of grant of the particular award, that any one or more of the following conditions shall have been satisfied:

(i)	the consummation of:

(A)	any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of common stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of common stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or

(B)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company.

(ii)	at any time during a period of twenty-four (24) months, fewer than a majority of the members of the Board are Incumbent Directors. For these purposes, “Incumbent Directors” means (A) individuals who constitute the Board at the beginning of such period; and (B) individuals who were nominated or elected by all of, or a committee composed entirely of, the individuals described in (A); and (C) individuals who were nominated or elected by individuals described in (B).

(iii)	any Person (meaning any individual, entity or group within the meaning of Section 13(d)(3) or 14(d) of the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the then-outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of members of the Board (“Voting Securities” to be calculated as provided in paragraph (d) of Rule 13d-3 in the case of rights to acquire common stock of the Company) representing 20% or more of the combined voting power of the then-outstanding Voting Securities.

(iv)	approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

Unless the Board shall determine otherwise, a Change of Control shall not be deemed to have occurred by reason of any corporate reorganization, merger,

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consolidation, transfer of assets, liquidating distribution or other transaction entered into solely by and between the Company and any affiliate thereof, provided such transaction has been approved by at least two-thirds (2/3) of the Incumbent Directors (as defined above) then in office and voting.

8.	OTHER PROVISIONS

8.1	Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or one of its Subsidiaries, provide such assurances and representations to the Company or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2	No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3	No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

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8.5	Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, the Company or one of its Subsidiaries shall have the right at its option to:

(a)	require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)	deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan is effective as of March 13, 2008, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

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8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2.

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Company under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a)	Rule 16b-3. It is the intent of the Company that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)

Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a

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committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Company that (to the extent the Company or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Company. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12

No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any

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Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

8.13	Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or its Subsidiaries.

8.14	Clawback Policy. The awards granted under this Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the award

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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 16, 2011.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/alk • Follow the steps outlined on the secured website.

Vote by telephone

•    Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•    Follow the instructions provided by the recorded  message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

A	The Board of Directors recommends a vote FOR all the nominees listed, a vote FOR Proposals 2, 3, and 6, EVERY ONE YEAR for Proposal 4, and a vote AGAINST Proposal 5.

1. Election of Directors:	+

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - William S. Ayer	☐	☐	☐	02 - Patricia M. Bedient	☐	☐	☐	03 - Marion C. Blakey	☐	☐	☐

04 - Phyllis J. Campbell	☐	☐	☐	05 - Jessie J. Knight, Jr.	☐	☐	☐	06 - R. Marc Langland	☐	☐	☐

07 - Dennis F. Madsen	☐	☐	☐	08 - Byron I. Mallott	☐	☐	☐	09 - J. Kenneth Thompson	☐	☐	☐

10 - Bradley D. Tilden	☐	☐	☐

		For	Against	Abstain		For	Against	Abstain
2. Ratification of Appointment of KPMG LLP as the Company’s Independent Accountants.		☐	☐	☐	3. Advisory Vote on the Compensation of the Company’s Named Executive Officers.	☐	☐	☐

	1 Yr	2 Yrs	3 Yrs	Abstain		For	Against	Abstain
4. Advisory Vote on the Frequency of a Vote on Named Executive Officer Compensation.	☐	☐	☐	☐	5. Advisory Vote on Stockholders’ Right to Act by Written Consent.	☐	☐	☐

		For	Against	Abstain
6. Approval of the Amendment of the Company’s 2008 Performance Incentive Plan.		☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

PROXY — Alaska Air Group, Inc

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2011 ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 2011

The stockholder hereby appoints William S. Ayer and Keith Loveless, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common Stock of Alaska Air Group, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders.

If applicable, the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Alaska Air Group, Inc. Alaskasaver Plan, the Alaska Airlines, Inc. COPS, MRP and Dispatch 401(k) Plan, and the Horizon Air Industries, Inc. Savings Investment Plan, and/or Fidelity Management Trust Company, as Trustee of the Alaska Airlines, Inc. Pilots Investment and Savings Plan, at the Annual Meeting of Stockholders. This form, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 pm, Eastern Time on Thursday, May 12, 2011, your shares will not be voted by the Trustee.

The Annual Meeting of Stockholders is to be held at 2 p.m. on Tuesday, May 17, 2011, at the Museum of Flight, 9404 East Marginal Way South, Seattle, Washington, and at any adjournment or postponement thereof.

When this proxy is properly executed, the shares to which this proxy relates will be voted as directed. If no such directions are made, this proxy will be voted FOR the Election of Nominees for the Board of Directors, FOR the Board’s Proposals 2, 3, and 6, EVERY ONE YEAR for Proposal 4, and AGAINST Proposal 5.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope or by voting over the internet or by telephone.

Continued and to be signed on reverse side.

C	Non-Voting Items

Change of Address — Please print new address below.

¢	+